Exhibit 10.2

CORPORATE PLACE I
STANDARD FORM
OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT, is made as of this sixteenth day of March, 2007, by CORPORATE PLACE I BUSINESS TRUST ("Landlord"), and COSTAR GROUP, INC., a Delaware corporation ("Tenant").

Lease

IN CONSIDERATION of the Rent hereinafter reserved and the agreements set forth in the General Terms and Conditions, and any and all Exhibits and Riders hereto, as well as any other schedules or attachments hereto, Landlord hereby leases to Tenant and Tenant rents from the Landlord the Premises, located in the Building within the Center, for the Term. Landlord and Tenant agree as follows.

1. Summary of Lease Terms; Summary of Certain Defined Words and Phrases. The following is a summary of certain of the terms, defined words and phrases of this Lease. These shall have the following meanings, when used in the foregoing grant and in the following Sections, Subsections, Exhibits and Rider, in the attached General Terms and Conditions of Lease, and in all the other schedules or attachments, and are in addition to the definitions contained in Section 23 of the General Terms and Conditions to Lease.

1.1. Advance Rent: $63,334.46, representing the Monthly Installment of Basic Rent for the first month of the Term.

1.2. Base Operating Costs:$5.60 per square feet of the Premises ($181,109.60).

1.3. Base Taxes: The Taxes assessed in the Tax Year which commenced or which commences July 1, 2007.

1.4. Basic Rent: The annual sum of $760,013.50 payable in equal consecutive monthly installments of $63,334.46 with respect to the first Lease Year of the Term, thereafter subject to the Basic Rent Adjustment as provided in Section 5.2 of the General Terms and Conditions to Lease.

1.5. Basic Rent Adjustment: For the second and each successive Lease Year, three percent (3.0%). Basic Rent shall be payable during the Term in accordance with the following schedule:

Lease Year	Annual Basic Rent	Monthly Installment
1	$760,013.50	$63,334.46
2	$782,813.91	$65,234.49
3	$806,298.32	$67,191.53
4	$830,487.27	$69,207.27
5	$855,401.89	$71,283.49

1.6. Building: The building situate within the Center and having the address of 8140 Corporate Drive, White Marsh, Maryland 21236, as shown on Exhibit A-1, and containing 75,687 square feet as of the date hereof.

1.7. Center: That certain office/industrial development consisting of a parcel of land containing 5.02667 acres, more or less, and shown and designated as Lot 105A on a plat entitled “First Amended Plat Corporate Place”, which plat is recorded among the Land Records of Baltimore County, Maryland as Plat SM No. 74, folio 38, and including the Building and all other buildings or other improvements now existing or hereafter to be constructed thereon, all generally as shown on Exhibit A-1.

1.8. Commencement Date: The date upon which Landlord tenders possession of the Premises to Tenant following Substantial Completion of the Leasehold Improvements, as further provided in Section 3 of the General Terms and Conditions to Lease.

1.9. Common Area Factor: 12% of the area of the Premises measured as provided in Section 1 of the General Terms and Conditions to Lease and in accordance with the BOMA Method, American National Standard ANSI/BOMA Z65.1-1996.

1.10. Deposit: The aggregate of (a) the Advance Rent, which shall be held until the Commencement Date and then applied as provided in Section 1.1, plus (b) $71,283.49, which shall be held by Landlord and applied as provided in Subsection 5.7 of the General Terms and Conditions.

1.11. Landlord's Notice Address: Care of Corporate Office Properties Trust, 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046.

1.12. Landlord's Rental Payment Address: Care of Corporate Office Properties, L.P., P.O. Box 64521, Baltimore, Maryland 21264-4521.

1.13. Named Broker: Lincoln Property Company.

1.14. Permitted Use: The use of the Premises as commercial office space.

1.15. Premises; Rentable Area of the Premises: That portion of the Building leased by Tenant from Landlord and shown outlined on Exhibit A-2, containing a total of 32,341 square feet (26,534 square feet of which is located on the third floor of the Building and 5,807 square feet of which is located on the first floor of the Building)(the “Rentable Area of the Premises”), including any Common Area Factor indicated in Section 1.9 and known and designated as Suites 100 & 300, subject to measurement and confirmation as further described in Section 1 of the General Terms and Conditions to Lease.

1.16. Tenant's Notice Address: The term CoStar Group, Inc., 2 Bethesda Metro Center, 10th Floor, Bethesda, Maryland 20814, Attn.: Martha Sichol, Director of Facilities and Administration.

1.17. Term: A period of sixty (60) calendar months plus the fractional part of a calendar month (if any) commencing on the Commencement Date.

2. Exhibits. The following Exhibits are attached to this Lease, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof:
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Exhibit A-1 - Site Plan of Center
Exhibit A-2 - Floor Plan or other Depiction of Location of Premises
Exhibit A-3 - Restricted Parking and Smoking Zones
Exhibit B - Construction Provisions for Leasehold Improvements
Exhibit B-1 - Base Building/Leasehold Improvements Delineation and Building Standard Specifications for Leasehold Improvements
Exhibit B-2 - Time Schedule for Construction
Exhibit C - Rules and Regulations
Exhibit D - Form of Commencement Date Letter

3. General Terms and Conditions. The General Terms and Conditions to Lease, numbered as Sections 1 through 23, attached hereto, are an integral part of this Lease and are incorporated herein by reference.

4. Rider. Any Rider to Lease which is attached hereto and dated of even date is intended to be an integral part of this Lease and is incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have executed this Office Lease Agreement, or have caused the same to be executed on their respective behalves by their duly authorized representatives, the date and year first above written.

WITNESS:	LANDLORD: CORPORATE PLACE I BUSINESS TRUST, a Maryland business trust, by COMMERCIAL PROPERTY INVESTORS TRUST COMPANY, LLC, as trustee
/s/ (illegible)	By: /s/Roger A. Waesche, Jr. (seal) Roger Waesche, Jr., Executive Vice President
TENANT: COSTAR GROUP, INC., a Delaware corporation
/s/ Martha E Sichol	By: /s/ Frank Carchedi (seal) Frank Carchedi Name
C.F.O
Title

{acknowledgements appear on following page}
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Acknowledgements

State of Maryland
County of Howard, to wit:

On this 16th day of March, 2007, before me, the undersigned officer, personally appeared Roger A. Waesche, Jr. who acknowledged himself to be the President of Commercial Property Investors Trust, LLC, a Maryland corporation, which is Trustee of Corporate Place I Business Trust, a Maryland business trust, and on behalf of said limited liability company and said trust, did acknowledge that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of such limited liability company as such Trustee by himself as such officer.

IN WITNESS WHEREOF, I hereby unto set my hand and official seal.

_/s/ Samantha Keeton_________________(seal)
Notary Public

My Commission expires:

____July 14, 2009_________________________

State of Maryland
County of Montgomery, to wit:

On this 9th day of March, 2007, before me, the undersigned officer, personally appeared Frank Carchedi who acknowledged himself/herself to be the C.F.O. of Costar Group, Inc., a Delaware corporation, and on behalf of said corporation did acknowledge that he/she as such officer being authorized so to do executed the foregoing Lease for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

IN WITNESS WHEREOF, I hereby unto set my hand and official seal.

_/s/ Lisa Springer___________________(seal)
Notary Public

My Commission expires:

___January 7, 2009__________________________

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CORPORATE PLACE I
STANDARD FORM
OFFICE LEASE AGREEMENT

EXHIBIT A-1
SITE PLAN OF CENTER
AND
EXHIBIT A-2
FLOOR PLAN OR OTHER DEPICTION OF LOCATION OF PREMISES

See page or pages which follow
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[SITE PLAN OF CORPORATE PLACE INTENTIONALLY OMITTED]

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[FLOOR PLAN OF CORPORATE PLACE INTENTIONALLY OMITTED]

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CORPORATE PLACE I
STANDARD FORM
OFFICE LEASE AGREEMENT

EXHIBIT A-3
RESTRICTED PARKING AND SMOKING ZONES

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[RESTRICTED PARKING AND SMOKING ZONES FOR CORPORATE PLACE INTENTIONALLY OMITTED]

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CORPORATE PLACE I
STANDARD FORM
OFFICE LEASE AGREEMENT

EXHIBIT B
CONSTRUCTION PROVISIONS FOR LEASEHOLD IMPROVEMENTS

1. Completion of Final Plans and Specifications. On or before February 23, 2007, Tenant shall provide Landlord with the proposed Plans and Specifications for Landlord’s review and approval. Within five (5) business days following Landlord’s receipt of the proposed Preliminary Plans and Specifications, Landlord shall review and approve the same or shall provide comments to Tenant suggesting further revisions to the same. Thereafter the parties shall cooperate and exercise commercially reasonable efforts and due diligence to complete and finalize the Preliminary Plans and Specifications (the “Final Plans and Specifications”) by April 16, 2007. Notwithstanding anything to the contrary set forth in this Lease, “Final Plans and Specifications” shall be deemed to include all architectural drawings, construction drawings and mechanical, engineering and plumbing drawings such that Landlord is able to obtain any required permits in connection with the commencement of the construction described herein. Attached hereto as Exhibit B-2 is a proposed time schedule (the “Proposed Time Schedule”) generally providing for the parties’ expectations of completion of the construction of the Leasehold Improvements. The parties acknowledge that the time periods set forth on Exhibit B-2 solely reflect the anticipated times for completion of the stages of construction of the Leasehold Improvements and agree to use commercially reasonable efforts to follow the such time periods.

2.  Compliance with Base Building/Leasehold Improvements Delineation and Building Standard Specifications for Leasehold Improvements. Attached hereto as Exhibit B-1 are the Base Building/Leasehold Improvements Delineation and the Building Standard Specifications for Leasehold Improvements (the “Base Building Standards”). The construction of the Leasehold Improvements shall be performed in accordance with the Base Building Standards.

3. Compatibility with Existing Improvements. Notwithstanding anything to the contrary set forth herein, the Leasehold Improvements shall be compatible with existing Building systems. The cost of any supplementation, expansion, replacement or reinforcement of the existing Building systems necessitated by or in connection with the design of the Leasehold Improvements shall be borne solely by Tenant, subject to the Allowance set forth below unless such Allowance has been fully expended in which event, Tenant shall pay such costs at its sole cost and expense.

4. Construction of Premises. Promptly following the completion of Final Plans and Specifications and determination of final pricing of completion of Leasehold Improvements based on the Final Plans and Specifications, the Leasehold Improvements shall be constructed within the Premises for Tenant's use and occupancy in accordance with the Final Plans and Specifications and as further provided below.

5. Changes to Preliminary Plans and Specifications, Final Plans and Specifications; Adjustment to Basic Rent.

5.1. The parties acknowledge and agree that the Basic Rent set forth in Lease Section 1 incorporates Landlord's allowance in the amount of One Million, One Hundred Thirty-One Thousand, Nine Hundred Thirty-Five Dollars ($1,131,935.00) toward the cost of completion of the Leasehold
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Improvements (the "Allowance"). Tenant shall pay any increase in the actual cost to complete the Leasehold Improvements (as determined by Landlord) in excess of the Allowance (a "Proposed Adjustment") as follows: (i) one-half (1/2) of such excess shall be payable by Tenant upon Tenant’s execution of a construction contract with respect to the completion of the Leasehold Improvements described herein, and (ii) the remaining one-half (1/2) balance shall be paid within thirty (30) days of the Commencement Date. (The Allowance shall be proportionately adjusted based on any remeasurement of the Premises as provided in Section 1 of the General Terms and Conditions to Lease.)

5.2. Landlord shall notify Tenant of any Proposed Adjustment when Landlord notifies Tenant of Landlord's approval of the Final Plans and Specifications or when Tenant requests changes to the Final Plans and Specifications during the course of Leasehold Improvement construction. In either case Tenant shall have five (5) days (not counting any intervening Saturday, Sunday or holiday) following the date of receipt of Landlord's notice of a Proposed Adjustment within which to accept or reject the same, and Tenant shall be deemed to have accepted and approved the Proposed Adjustment unless Tenant shall have given Landlord Notice to the contrary within such five (5) day period.

5.3. If Tenant rejects Landlord's Proposed Adjustment made during preparation of the Final Plans and Specifications then Tenant shall be required to revise its proposed Final Plans and Specifications in order to permit the Leasehold Improvements to be constructed for a sum not to exceed the Allowance. If Tenant fails or refuses to make such revisions and to resubmit conforming Final Plans and Specifications within ten (10) business days following the date of Tenant's original notice rejecting Landlord's Proposed Adjustment, then Landlord may make the appropriate revisions to the proposed Final Plans and Specifications so as to conform the same to the Preliminary Plans and Specifications and so that the Leasehold Improvements may be constructed for a cost not to exceed the Allowance (in which case Landlord's costs in making and/or reviewing such plans revisions shall be charged to Tenant as Additional Rent) or else, and at Landlord's sole option and discretion.

5.4. If Tenant rejects Landlord's Proposed Adjustment made in response to Tenant's request during construction for changes to the Final Plans and Specifications then Landlord shall not be obligated to accept such proposed change or to perform or allow to be performed any construction in accordance with any such proposed change. If, however, Tenant accepts a Proposed Adjustment (either by failure of response or else by express notice of acceptance given within the required five (5) day period as above set forth) then Tenant agrees to execute and acknowledge such instruments confirming such acceptance as Landlord may from time to time require, in which case Landlord shall construct or allow to be constructed all of the Leasehold Improvements required by the Final Plans and Specifications, including all agreed-upon changes thereto.

6. Construction Contract; Subcontracts; Permits.

6.1. The contract for construction of the Leasehold Improvements shall be competitively bid to no less than three (3) general contractors approved in advance by Landlord, one of which shall be Landlord’s contractor and one of which shall be a contractor selected by Tenant. Such construction shall be performed by the contractor offering the lowest bid (or in the alternative, by a contractor not offering the lowest bid provided such contractor is approved by Landlord in its reasonable discretion), in general accordance with the Proposed Time Schedule attached hereto as Exhibit B-2 and pursuant to a contract generally providing for the completion of the Leasehold Improvements in accordance with the Final Plans and Specifications for a price equal to such contractor's cost of Leasehold Improvements (subcontractors' prices plus fees, design costs and permits) plus a fixed percentage of the
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same. One (1) time during the bidding process and upon notice to Landlord, Tenant may make changes to the Plans and Specifications without the same being considered a Tenant delay, provided however, such changes are made within five (5) consecutive business days of Tenant’s notice to Landlord. Any increase in the cost of constructing the Leasehold Improvements pursuant to such changes in excess of the Allowance shall be deemed a Proposed Adjustment payable by Tenant in accordance with Section 5 of this Exhibit B.

6.2. If the selected contractor is a contractor other than Landlord’s contractor, then Landlord shall receive a supervisory fee in the amount of three percent (3%) of the cost of the Leasehold Improvements which supervisory fee shall, in any event, not exceed Forty Thousand Dollars ($40,000.00) and shall be deducted from the Allowance, for which Landlord will oversee the construction performed by the general contractor to ensure (i) compliance with the rules and regulations set forth in the Lease and as established for the Building and the Center generally, (ii) that the construction does not interfere with other tenants’ uses of their respective premises or the Common Areas of the Building and (iii) that the Leasehold Improvements are in compliance with building standard qualities.

6.3. The contractor performing the construction of the Leasehold Improvements shall obtain all permits required in connection with such work, and the cost of all fees in connection with the issuance of such permits shall be included within the Allowance or otherwise reimbursed by Tenant unless the parties otherwise agree in writing. Notwithstanding the foregoing, Landlord shall obtain the certificate of occupancy.

6.4. At all times during construction, the general contractor and any subcontractors shall adhere to Landlord’s rules and regulations regarding construction activities as the same may be established by Landlord from time to time. Upon completion of the Leasehold Improvements, the general contractor shall provide Landlord with as-built drawings, operating manuals and lien waivers with respect to the same.

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CORPORATE PLACE I
STANDARD FORM
OFFICE LEASE AGREEMENT

EXHIBIT B-1
BASE BUILDING/LEASEHOLD IMPROVEMENTS DELINEATION and BUILDING STANDARD SPECIFICATIONS FOR LEASEHOLD IMPROVEMENTS

The following delineation is intended to clarify the definition of “Base Building” and “Base Building Work” along with “Leasehold Improvement” and “Leasehold Improvement Work”.

ARCHITECTURAL	Base Building Work	Leasehold Improvement Work
Sealed Concrete Floors in Mech/Elec/Tel/Jan Rooms	X
Gypsum Board (taped and spackled):
sPerimeter Drywall		X
sColumn Wrap		X
sCore Wrap	X
sCorridor and ½ of Demising Partitions	X (multi-tenant floors only)	X (full floor tenant)
sPartitions in Tenant Areas		X
Toilet rooms (all finishes)	X
MEP rooms (all finishes)	X
Exit Stairs (all finishes)	X
Janitor Closets (all finishes)	X
Main Lobby (all finishes)	X
Typical Elevator Lobby (all finishes)	X (multi-tenant floors)	X (full floor tenant)
Painting/Wallcovering in Tenant Area		X
Ceiling Grid in Tenant Area	X
Ceiling Tile Stocked on Floor	X
Install Ceiling Tile in Tenant Area		X
Floor Covering in Tenant Area		X
Horizontal Mini-blinds at Perimeter Windows	X
Doors and Hardware:
sCore	X
sTenant Area		X
Millwork		X
Appliances		X
ADA Code Requirements:
sSite, Building Entries and Main Lobby	X
sTenant Areas		X

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ELECTRICAL/TELECOMMUNICATIONS	Base Building Work	Leasehold Improvement Work
Main Electric Service to Building	X
Electrical Service to Floor Closets	X
Distribution/Connections to Tenant Improvements		X
Lighting:
sCore Bathrooms and Closets	X
sFire Stairways	X
sMain Lobby	X
sTypical Floor Lobbies	X (multi-tenant floors)	X (full floor tenant)
sTenant Light Fixtures Stocked on Floor	X
sWiring Light Fixtures in Tenant Area		X
Electrical Power:
sCore (as required by Code)	X
sTenant Area		X
Fire Alarm System (per Code):
sMain Fire Alarm Control Panel	X
sAnnunciator Panel	X
sStrobes/Horns in Core Area	X
sStrobes/Horns in Tenant Area		X
Exit Lighting:
sCore Areas	X
sTenant Areas		X
Telephone/Data Distribution:
sIncoming Telephone/Data Service to Main Telephone Room	X
sTenant Telephone/Data Service		X
sVertical Riser (sleeves only)	X
sGrounding System	X
sHorizontal Distribution		X

MECHANICAL
Main Air Handling Units	X
Perimeter & Interior Zone VAV Boxes (provided at a density of 1/750 sf)	X
Electrical Heat at Perimeter VAV Boxes	X
Control Wiring & Thermostats for VAV Boxes	X
Ductwork/Distribution:
sSupply/Return Trunk Ducts	X
sDuctwork to Shell Building VAV Boxes	X
sDuct/Flex Run-Outs		X
sDiffusers		X
Supplemental A/C Units		X

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MECHANICAL (CONT’D)	Base Building Work	Leasehold Improvement Work
Exhaust/Ventilation:
sCore Rooms	X
sToilet Rooms	X
sElevator Shafts	X
sStairs	X
sSpecial Tenant Requirements		X

FIRE PROTECTION/SPRINKLERS
Sprinkler System:
sVertical Standpipes	X
sHorizontal Main Loop Per Floor	X
sMain Flow and Tamper Switches	X
sBranches, Drops and Heads:
➢ For Shell Construction	X
➢ Per Tenant Partition Layout		X
Fire Extinguisher/Cabinets:
sCore Area (as required by Code)	X
sTenant Area		X
PLUMBING
Core Bathrooms (complete with all Code required plumbing and fixtures for the Base Building work)	X
Wet Stacks (2 per floor)	X
Electric Water coolers (per Code)	X
Janitor’s Sink	X
Plumbing For All Tenant Work		X

SECURITY ACCESS CONTROL
After Hours Access Control:
sExterior Entry Doors to Building	X
sTenant Areas		X

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BUILDING STANDARD SPECIFICATIONS
FOR LEASEHOLD IMPROVEMENTS

This summary is intended to describe in general terms the Landlord’s Building Standard Specifications for the construction of Leasehold Improvements. This summary is not intended to be used for bidding and construction. Refer to the companion document ‘Building Standard Specifications Manual for Tenant Improvements’ dated February 3, 2004 r.2 for procedures, design criteria and detailed construction specifications.

Partitions Drywall on metal studs carried to the underside of ceiling grid. Demising partitions are carried to the underside of the structural deck. Partitions around conference rooms, kitchens, lunchrooms and copy rooms receive sound attenuating insulation.

Doors & Frames Primary entrance to the Premises from a multi-tenant corridor is Landlord’s standard ‘Typical Recessed Tenant Suite Entry’ design. Entrance Door standard is a 3’ x 8’ flush solid-core stained wood door set in a satin aluminum frame with an integral sidelight. Hardware is a mortised, satin chrome finish lever lockset and a satin chrome plated closer. Interior Door standard is a 3’ x 7’ flush solid-core stained wood veneer door set in a painted hollow metal frame. Hardware is a cylindrical, satin chrome finish lever latchset.

Wall Finish All walls are painted with primer plus two coats of eggshell latex paint, one color throughout. At Tenant’s option, other finishes such as accent paint, vinyl wallcovering and fabric wallcovering may be used in the reception area, conference rooms and private offices.

Ceilings 2’ x 4’ Celotex “Baroque Customline” acoustic ceiling tile for all areas within the Premises. First floor ceiling height is 9’-0” above finished floor. Second Floor ceiling height is 9’-0” AFF. At Tenant’s option, drywall bulkheads and soffits may be incorporated in the design of the Premises.

Flooring 26 oz. patterned level-loop nylon carpet, equal to “Bar None” by Designweave for all areas within the Premises. At Tenant’s option, 30 oz. nylon solid color cut-pile carpet, equal to “Windswept Esq.” by Designweave in conference rooms and private offices. Tenant to select one color from standard binder options. In lieu of carpet, kitchens, lunchrooms, storage rooms and utility areas are to receive vinyl composition tile. 4” high charcoal gray vinyl cove base installed throughout the Premises.

Kitchens At Tenant’s option, kitchen/coffee areas may be incorporated in the design of the Premises. Standard is flush plastic laminate faced upper and lower cabinets with plastic laminate countertop, sink, plumbing and electrical connections for Tenant supplied appliances.

Mechanical A complete heating and cooling system including ductwork, VAV boxes, perimeter supply diffusers, interior supply diffusers and return air grilles. Computerized DDC temperature controls are linked to electronic thermostats located within the Premises. Kitchens and lunchrooms have an exhaust fan ducted to the roof.

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Fire Sprinklers Sprinkler heads are chrome recessed pendant style.

General Office Lighting 2’ x 4’ 18-cell high-efficiency parabolic fluorescent light fixtures throughout the Premises. At Tenant’s option other specialty light fixtures may be incorporated in the design of the Premises, including fluorescent downlights and fluorescent wallwashers.

Switches and Receptacles Ivory single pole toggle switch with stainless steel cover plate for all lighting circuits. Ivory 120-volt duplex receptacle with stainless steel cover plate for all convenience circuits.

Communications Ring and pull string from telephone/data jack locations to the ceiling plenum. Tenant shall be responsible for all telephone and data wiring to the switch/router within the Premises and to the telephone/data service provider interface in the Main Electric Room.

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CORPORATE PLACE I
STANDARD FORM
OFFICE LEASE AGREEMENT

EXHIBIT B-2
TIME SCHEDULE FOR CONSTRUCTION

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[TIME SCHEDULE FOR CONSTRUCTION INTENTIONALLY OMITTED]

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CORPORATE PLACE I
STANDARD FORM
OFFICE LEASE AGREEMENT

EXHIBIT C
RULES & REGULATIONS TO LEASE

1. The Common Areas shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from its premises, and no tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Common Areas.

2. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Common Areas.

3. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, or the employees, agents, licensees or invitees of any tenant.

4. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Common Areas in such manner as it deems best for the benefit of the tenants generally, including the right to allocate certain elevators (in elevator-service buildings) for delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building.

5. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of any premises.

6. No awnings or other projections shall be attached to the outside walls of the Building.

7. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of any tenant's premises, without the consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (i) use only building standard lighting in areas where lighting is visible from the outside of the Building and (ii) use only building standard blinds in window areas which are visible from the outside of the Building. [SEE RIDER]

8. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the exterior or interior of any tenant's premises or the Building or on doors, corridor walls, the Building directory or in the elevator cabs without the prior approval of Landlord as to size, color, style, content and location and tenant shall obtain all necessary approvals and permits from governmental or quasi-governmental authorities in connection with such signs. Such signs shall, at the expense of each tenant, be inscribed, painted or affixed by sign-makers approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove such signs without any liability, and may charge the expense incurred in such removal and subsequent surface restoration to the tenant or tenants violating this Rule. [SEE RIDER]

9. No bicycles, vehicles, animals (except seeing eye dogs) fish or birds of any kind shall be brought into, or kept in or about any premises within the Building.

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10. No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted by any tenant which would impair or interfere with the use or enjoyment by any other tenant or any other space in the Building. [SEE RIDER]

11. Nothing shall be done or permitted in the tenant's premises, and nothing shall be brought into, or kept in or about the premises, which would impair or interfere with any of the HVAC, plumbing, electrical, structural components of the Building or the services of the Building or the proper and economic heating, cleaning or other services of the Building or the premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No tenant, nor the employees, agents, licensees or invitees of any tenant, shall at any time bring or keep upon the premises any flammable, combustible or explosive fluid, chemical or substance. [SEE RIDER]

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof. Duplicate keys for the premises and lavatories shall be procured only from Landlord, and Landlord may make a reasonable charge for the same. Tenant shall not permit any duplicate keys to be made. Each tenant shall, upon the expiration or sooner termination of the Lease of which these Rules and Regulations are a part, turn over to Landlord all keys to stores, offices and lavatories, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost of replacement locks.

13. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place only during such hours and in such elevators as Landlord may from time to time determine, which may involve overtime work for Landlord's employees. Tenant shall reimburse Landlord for extra costs incurred by Landlord including reserving the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of these Rules and Regulations. [SEE RIDER]

14. No tenant shall use or occupy, or permit any portion of its premises to be used or occupied, as an office for a public stenographer or public typist, or for the possession, storage, manufacture or sale of narcotics or similar dangerous substances or as a barber, beauty or manicure shop, telephone or telegraph agency, telephone or secretarial service, messenger service, wholesale or discount shop for sale of merchandise, retail service shop, labor union, classroom, company engaged in the business of renting office or desk space, or as a hiring or employment agency, or as a storage area for goods, wares or merchandise, except for usual storage of supplies to be used by the tenant in the conduct of its business. No tenant shall engage or pay any employee on its premises, except those actually working for such tenant on the premises, nor advertise for laborers giving an address at the Building. Except as specifically approved by Landlord in writing, no tenant shall use its premises or any part

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thereof, or permit its premises or any part thereof to be used, as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public, or for manufacturing, or for the sale at auction of merchandise, goods or property of any kind.

15. Landlord shall have the right to prohibit any advertising or identifying sign for or by any tenant which, in the judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the Building as a building for offices, and upon written notice from Landlord such tenant shall refrain from and discontinue such advertising or identifying sign. [SEE RIDER]

16. Each tenant, before closing and leaving its premises at any time, shall see that all lights, typewriters, copying machines and other electrical equipment are turned off. All entrance doors in its premises shall be kept securely locked by each tenant when its premises are not in use. Entrance doors shall not be left open at any time.

17. No tenant's premises shall be used for lodging or sleeping, for the preparation of foods or for any illegal purpose.

18. The requirements of tenants will be attended to only upon application at the office of the Building, if any, or otherwise at the offices of Landlord or of Landlord’s managing agent of the Center. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

19. Canvassing, soliciting, peddling and panhandling in the Building are prohibited and each tenant shall cooperate to prevent the same.

20. There shall not be used in any space, or in the Common Areas of the Building, either by any tenant or by others, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

21. No tenant shall cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in a tenant's premises except as is expressly permitted in the Lease of which these Rules and Regulations are a part, or otherwise consented to in writing by the Landlord. [SEE RIDER]

22. All paneling, door, trim or other wood products not considered furniture shall be treated with fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and all such materials shall be installed in a manner approved by Landlord.

23. Whenever any tenant shall submit to Landlord any plan, agreement or other document for the consent or approval of Landlord, such tenant shall pay to Landlord, on demand, a processing fee in the amount of the reasonable fees for the review thereof, including the services of any architect, engineer or attorney employed by Landlord to review such plan, agreement or document. [SEE RIDER]

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24. Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

25. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste papers, rubbish or garbage, or other like service shall be entered into by any tenant, nor shall any vending machine of any kind be installed in the Building or on or about the Center without the prior written consent of the Landlord. [SEE RIDER]

26. When electric wiring or data or telecommunications cabling of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and locations of telephones, telecommunication instruments, electric appliances, call boxes, etc., shall be subject to Landlord's approval. No wires shall be run in any part of the Building except by or under the direction of the Landlord.

27. No tenant shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

28. To the extent that janitorial services are provided by Landlord, Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning its premises, without prior written consent of Landlord. Landlord shall not be responsible to any tenant for any loss of property from its premises however occurring, or for any damage done to the effects of any tenant by such janitors or any of its employees, or by any other person or any other cause. Any janitor's service furnished by Landlord does not include the beating or cleaning of carpets or rugs. [SEE RIDER]

29. Landlord hereby reserves to itself any and all rights not granted to tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building: (i) the exclusive right to use of the name of the Building for all purposes, except that a tenant may use the name as its business address and for no other purposes; (ii) the right to change the name or address of the Building, without incurring any liability to any tenant for so doing; (iii) the right to install and maintain a sign or signs on the exterior of the Building; (iv) the exclusive right to use or dispose of the use of the roof of the Building; (v) the right to limit the space on the directory of the Building to be allotted to a tenant; and (vi) the right to grant anyone the right to conduct any particular business or undertaking in the Building. [SEE RIDER]

30. Tenant and its employees shall park their cars only in those paved portions of the Common Areas as designated by Landlord. In no event shall Tenant, its officers, employees or agents park in the spaces designated as “No Parking Zone” or “Visitor and Handicap Parking Zone” on Exhibit A-3. Any vehicle parked in any other location on the Center or within public road rights-of-way may be towed without notice at the expense of the tenant responsible therefor.

31. Tenant shall observe, and shall cause its employees and invitees to observe, all applicable governmental ordinances regarding the use of tobacco products in and around the Building and within the Center; and Tenant shall observe, and shall cause its employees and invitees to observe, all other restrictions or limitations on the use of lighted tobacco products within the Center as may be prescribed

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by Landlord from time to time. No smoking shall be permitted at any time in any area designated as a “No Smoking Zone” on Exhibit A-3.

32. Landlord shall have the right to close and securely lock the Building during generally accepted holidays and during such other times as Landlord may deem advisable for the security of the Building and its tenants; except in the case of such holidays, or an emergency, Landlord shall give Tenant twenty-four (24) hours notice before so closing and securely locking the Building, and Landlord shall make a reasonable effort to assure access to the Leased Premises by Tenant.

33. All chairs in carpeted areas shall have carpet shields or other similar devices to protect the carpeting.

34. All glass, locks and trimming, in or about the doors and windows of the premises and all electric fixtures on the premises which belong to the Building shall be kept whole, and whenever broken by tenant or such tenant's employees, agents, guests, invitees or licensees, such tenant shall immediately notify Landlord of the breakage. This breakage shall be repaired by Landlord at the tenant's expense or may be repaired by such tenant at tenant's expense at the option of the Landlord.

35. Landlord reserves the right to rescind, alter, waive or add, any rule or regulation at any time prescribed for the Building when, in the judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant. [SEE RIDER]

36. Any breach by Tenant of any of the foregoing Rules and Regulations, or any other rules or regulations contained in the Lease or hereafter promulgated by Landlord pursuant to its reserved powers contained in the Lease, if not remediated by Tenant within five (5) days following written notice by Landlord, will result in the imposition of a penalty for breach in the amount of Twenty-Five Dollars ($25.00) for each day of infraction, accounting from the date of Landlord's notice until remediation of the breach. The penalties imposed by this section shall be in addition to all other rights and remedies inuring to Landlord under the Lease in case of Tenant's breach, specifically including the right of self-help as therein set forth.

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CORPORATE PLACE I
STANDARD FORM

OFFICE LEASE AGREEMENT

EXHIBIT D

COMMENCEMENT DATE LETTER

Date:

{TENANT}

Tenant Address

Re:
Commencement Date Letter with respect to Lease dated as of {DATE} between CORPORATE PLACE I BUSINESS TRUST, as Landlord, and {TENANT}, as Tenant, for Premises (defined in the Lease) in CORPORATE PLACE I

Greetings:

This Commencement Date Letter is issued in accordance with Section 3 of the General Terms and Conditions to the above-referenced Lease.

Landlord certifies the Substantial Completion of all Leasehold Improvements required to be installed in the Premises, and tenders possession of the Premises to Tenant.

The Commencement Date of the Lease is {COMMENCEMENT DATE}.

The termination date of the Lease is {TERMINATION DATE}.

_____________________, as Managing Agent for Landlord

By:

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CORPORATE PLACE I
STANDARD FORM
OFFICE LEASE AGREEMENT

GENERAL TERMS AND CONDITIONS TO LEASE

These are the General Terms and Conditions to Agreement of Lease and are attached to that CORPORATE PLACE I STANDARD FORM OFFICE LEASE AGREEMENT between NOTTINGHAM VILLAGE, INC., as Landlord, and the Tenant named therein.

1.	Lease of Premises.	2

2.	Quiet Possession.	2

3.	Term.	2

4.	Construction and Delivery of the Premises.	2

5.	Rent.	3

6.	Permitted Use; Compliance with Legal Requirements; Hazardous Materials.	4

7.	Transfer of Lease by Tenant.	6

8.	Abandonment of Premises or Tenant’s Personal Property; Surrender of Premises.	8

9.	Repairs and Alterations.	9

10.	Common Areas.	12

11.	Operating Costs.	13

12.	Taxes.	14

13.	Services and Utilities.	15

14.	Indemnifications and Waiver of Claims.	17

15.	Insurance.	18

16.	Casualty and Condemnation.	19

17.	Signs.	20

18.	Right of Entry for Inspection, Exhibition, Repair.	21

19.	Subordination and Attornment.	21

20.	Modifications to Lease; Rights of Superior Mortgagee, Superior Lessor.	22

21.	Defaults by the Tenant.	22

22.	Miscellaneous Provisions.	26

23.	Definitions.	29

1.  Lease of Premises.

Landlord agrees to lease the Premises, located in the Building within the Center, to the Tenant and Tenant agrees to rent and accept the same from the Landlord, subject to these General Terms and Conditions and the provisions of the Exhibits and any Rider and Addenda to the Lease. Upon request by Tenant made following Substantial Completion of the Leasehold Improvements and prior to the Commencement Date, the exact rentable square footage of the Premises will be determined by the measurement of the Premises by the space planner and/or architect responsible for the preparation of the Final Plans and Specifications. Such measurement shall be in accordance with the standards and definitions established by the BOMA Method, American National Standard ANSI/BOMA Z65.1-1996, as amended, and shall be binding upon the parties. If such measurement discloses that the Rentable Area of the Premises is other than as specified in Lease Section 1 then the Rent and Tenant’s Proportionate Share shall be adjusted accordingly. [SEE RIDER]

2.  Quiet Possession.

Following the Commencement Date Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord. This covenant is subject to the provisions of this Lease and to any Superior Lessor and any Superior Mortgage and shall apply if and so long as Tenant pays all Rent due hereunder, performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, and complies with Legal Requirements. This covenant shall be construed as a covenant running with the land, and is not a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest. [SEE RIDER]

3.  Term.

The Term of this Lease shall commence upon the Commencement Date and shall end on the last day of the last calendar month of the Term (unless sooner terminated pursuant to the provisions of this Lease). The Commencement Date shall be conclusively confirmed by Landlord to Tenant in writing by delivery of a Commencement Date Letter in the form of Exhibit D. Beginning with the complete execution of this Lease, but prior to the Commencement Date, Tenant shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of Rent and respecting possession, occupancy, care and maintenance of the Premises. If Tenant is afforded possession, use or occupancy of the Premises prior to the Commencement Date then Tenant shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of Rent. [SEE RIDER]

4.  Construction and Delivery of the Premises.

4.1.  Completion of Leasehold Improvements; Delivery.Prior to the Commencement Date Landlord shall complete Leasehold Improvements to the extent provided in Exhibit B. Otherwise, the Premises are leased to Tenant in "As-Is" condition and without any obligation of Landlord to construct improvements or perform any other work in the Premises. [SEE RIDER]

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4.2.  Acceptance of Premises.By its acceptance of keys to the Premises, or by opening for business or otherwise occupying the Premises, Tenant shall be deemed to have accepted the Premises, to have acknowledged that they are in the condition called for hereunder and to have agreed that the obligations of Landlord imposed for the delivery of the Premises have been fully performed, subject to the completion of so-called "punch-list" items agreed to in writing by the parties as of the Commencement Date. [SEE RIDER]

5.  Rent.

Tenant covenants and agrees to pay to Landlord during the Term, as Rent for the Premises, the aggregate of all Basic Rent and Additional Rent due hereunder, as provided in this Section.

5.1.  Basic Rent.The Basic Rent shall be payable in equal Monthly Installments of Basic Rent in advance on the first day of each full calendar month during the Term, without any deduction or setoff whatsoever, and without demand. Tenant shall pay the Advance Rent to Landlord concurrently with the signing of this Lease. The first monthly payment due following the Commencement Date shall include any prorated Basic Rent for the period from the Commencement Date to the first day of the first full calendar month. [SEE RIDER]

5.2.  Basic Rent Adjustmentseq level10.2.Basic Rent Adjustment".Commencing with the second Lease Year and continuing each Lease Year thereafter for the remainder of the Term, the Basic Rent shall be increased by an amount equal to the product of the Basic Rent Adjustment multiplied by the Basic Rent paid by Tenant during the Lease Year preceding each annual increase. The Basic Rent Adjustment shall apply during the original Term and any extended or renewal term of this Lease unless otherwise expressly provided in any Attachment, or amendment to this Lease.

5.3.  Additional Rent.Tenant shall pay all elements of Additional Rent due under this Lease at the times and in the manner prescribed below.

5.4.  Late Charge For Failure to Pay Rent and Additional Rent.All sums payable as Basic Rent or Additional Rent shall be paid by Tenant to Landlord's Rental Payment Address, or at such other address as Landlord may from time to time designate by Notice given to Tenant care of Tenant's Notice Address. If any check tendered by Tenant in payment of Rent is dishonored upon presentment for payment, then Landlord, in addition to all other rights and remedies contained in this Lease, may assess a dishonor charge of Fifty Dollars ($50.00); and Landlord shall thereafter have the right to insist that all of Tenant's further payments be made by certified check. If Tenant fails to pay any Basic Rent or any Additional Rent within ten (10) days of the time it is due and payable (including deemed failure to pay due to dishonor of Tenant's check upon presentation for payment), then Landlord, in addition to all other rights and remedies contained in this Lease, may assess a late charge against Tenant in the amount of Five Hundred Dollars ($500.00). Additionally, if Tenant fails to pay any Basic Rent or any Additional Rent when due and payable, then such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Reimbursement Rate together with Landlord’s Fees and Costs incurred in collecting any delinquent Rent due hereunder. [SEE RIDER]

5.5.  All Charges Constitute Rent.Every amount payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Basic Rent or Additional Rent, and including all Fees and Costs, shall constitute and shall be referred to as "Rent" for the purposes of this Lease as well as Section 502(b)(6) of the Bankruptcy Code, 11 U.S.C. § 502(b)(6).

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5.6.  Adjustment of Proportionate Share.If Landlord elects to alter the Rentable Area of the Center (as, for example, by constructing one or more additional buildings within the Center, or reconfiguring Common Areas into Rentable Area, or reconfiguring Rentable Area into Common Area, or removing all or part of any building from the Center), then Landlord shall adjust Tenant's Proportionate Share. Appropriate proration shall be made for any partial period of a Lease Year resulting from such adjustment. [SEE RIDER]

5.7.  Deposit.The Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. It may not be considered a measure of liquidated damages. Landlord may apply all or any part of the Deposit in total or partial satisfaction of any default by Tenant. The application of all or any part of the Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have, nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Deposit is applied to an obligation of Tenant under this Agreement then Landlord shall have the right to call upon Tenant to restore the Deposit to its original amount in cash by giving notice to Tenant, in which case Tenant shall immediately restore the Deposit. The Deposit shall be held by Landlord without liability for interest; Landlord shall be entitled to the full use of the Deposit and shall not be required to keep it in a segregated account or escrow. If Landlord conveys its interest under this Lease, the Deposit, to the extent not previously applied to the cure of a Tenant Default, will be turned over by Landlord to Landlord's grantee or transferee, and upon any such delivery of the Deposit the Landlord herein named shall be released of any and all liability with respect to the Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees. Landlord will return the balance of the Deposit not previously applied as provided herein, within thirty (30) days after expiration of the Term. [SEE RIDER]

6.  Permitted Use; Compliance with Legal Requirements; Hazardous Materials.

6.1.  Permitted Use.The Premises shall be used and occupied for the Permitted Use, and otherwise consistent with the use and occupancy of leasehold space in a first-class office building, and for no other use or purpose. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building, or in the Center, or which may disturb the quiet enjoyment of any person outside the Building or in the Center in contravention of such person's legal rights, or which will subject Landlord to any liability for injury to persons or damages to property. Furthermore, except as specifically and expressly described within the definition of the Permitted Use, no use of the Premises shall be made or be permitted to be made that shall result in any use of the Premises deemed by Landlord to be improper, unlawful or objectionable, specifically including the sale, storage or preparation of food, alcoholic beverages or materials generating an odor on the Premises, or any other use generating noises or vibrations that may disturb the Landlord or other tenants of the Center. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord, or which will cause the rate of fire or other insurance on the Premises or on other property of Landlord or others within the Property to be increased beyond the rates otherwise in effect.

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6.2.  Acceptability of the Premises for Permitted Use. By its entry into this Lease, Tenant acknowledges to Landlord that Tenant has satisfied itself that the Premises can be used by Tenant for the Permitted Use in accordance with Legal Requirements and that the Premises will be acceptable to Tenant for the Permitted Use pursuant to this Lease. Tenant agrees that Landlord has made no express or implied warranty, representation or covenant to or with Tenant with respect to these matters. Landlord makes no representation that any license, permit or approval of any Appropriate Authority will be granted for Tenant’s use at the Premises, or, if granted, will be continued in effect or renewed, and any failure to obtain such license or licenses, permit or permits, or any revocation thereof or failure to renew the same, shall not release the Tenant from its obligations under this Lease Agreement.

6.3.  Compliance with Rules, Ordinances, Etc.Tenant shall, throughout the Term, at Tenant's sole cost and expense, promptly comply with the provisions of the Rules and Regulations and all Legal Requirements. [SEE RIDER]

6.4.  Hazardous Material. [SEE RIDER]

6.4.1  Tenant's Agreements.Tenant warrants and agrees that Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all Environmental Laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Appropriate Authority because of Hazardous Material present in the soil or ground water on or under the Premises or the Center generally. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises or the Center generally, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Center generally. It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer otherwise permitted pursuant to Section 7 of the Lease if (i) the proposed Transferee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any Appropriate Authority in connection with the use, disposal or storage of a Hazardous Material. [SEE RIDER]

6.4.2  Annual Disclosure.At the commencement of this Lease and thereafter, on request by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used, or disposed of on the Premises, or which Tenant intends to store, use, or dispose of on the Premises.

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7.  Transfer of Lease by Tenant.

7.1.  Transfer.No Transfer shall be permitted of this Lease without the prior written consent of Landlord in each instance first obtained. Any consent given to any one Transfer shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported Transferee. No Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. Landlord agrees that its consent to a Transfer will not be unreasonably withheld, conditioned or delayed. Landlord will give Tenant prompt Notice of any denial of a request for Transfer approval, stating the reason or reasons for such denial. [SEE RIDER[

7.2.  Transfer Approval Conditions.The parties agree that Landlord may reasonably withhold its consent to a proposed Transfer unless all of the following conditions are satisfied. The following list of conditions is non-exclusive.

7.2.1  Tenant shall submit to Landlord (i) in writing, the name and address of the proposed Transferee, a reasonably detailed statement of the proposed Transferee's business, and reasonably detailed information as to the character, reputation and business experience of the proposed Transferee, as well as reasonably detailed financial references and information concerning the financial condition of the proposed Transferee (including, at Tenant's expense, a current Dun & Bradstreet, TRW, Equifax or other similar report and a financial statement certified as being true and correct by the chief financial executive of the proposed Transferee); (ii) a fully executed copy of the proposed Transfer document, in Landlord’s standard form or in form and content reasonably acceptable to Landlord, the effective date of which shall be at least thirty (30) days after the date on which Tenant shall have furnished Landlord with all of the information required pursuant to (i) above and which shall be conditioned on Landlord's consent thereto; and (iii) an agreement in form and substance satisfactory to Landlord by Tenant to indemnify Landlord against liability resulting from any claim made against Landlord by the proposed Transferee or by any broker claiming a commission in connection with the proposed Transfer. Tenant’s written request for consent to Transfer will be accompanied by a nonrefundable Transfer Review Fee of $1,000.00, which is imposed in order to reimburse Landlord for all of its internal costs and expenses incurred with respect to Landlord's review of the request for the Transfer (and not intended as consideration for the consent to Transfer, it being understood that such payment won’t obligate the Landlord to consent to any requested Transfer).

7.2.2  No Default on Tenant's part can exist at the time of the consent request and at the effective Transfer date;

7.2.3  Any Transfer will be upon and subject to all terms and conditions of this Lease, including those regarding the Permitted Use of the Premises;

7.2.4  Any assignment must specifically state (and, if it does not, it will be deemed to specifically state) that the assignee assumes and agrees to be bound by all terms and conditions of this Lease, and any sublease must specifically state (and, if it does not, it will be deemed to specifically state) that at Landlord's election the subtenant will attorn to Landlord and recognize Landlord as Tenant's successor under the sublease for the balance of the sublease term if this Lease is surrendered by Tenant or terminated by reason of Tenant's default;

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7.2.5  Tenant will promptly reimburse Landlord for all Fees and Costs actually and reasonably incurred by Landlord in connection with the review and approval of the proposed Transfer and any Transfer instrument. [SEE RIDER]

7.2.6  No Transfer will be to a then-existing tenant or occupant of the Center. [SEE RIDER]

7.2.7  Upon request the assignee (in the case of a proposed assignment) or Tenant (in the case of a proposed subletting) will increase the original Deposit to such amount as Landlord may reasonably require (or if no Deposit was initially made then such party will post with Landlord such Deposit as Landlord may reasonably require); [SEE RIDER]

7.2.8  The Transfer must first be approved in writing by any Superior Mortgagee of Landlord having the right to approve it. [SEE RIDER]

7.2.9  The Transferee (i) is not a Federal, State or local governmental entity, or agency or instrumentality thereof; (ii) will not perform governmental or quasi-governmental functions or dispense medical, relief or social welfare services; and (iii) will not operate an employment service, a messenger or an answering service, or any business that in Landlord's opinion is unsuitable for the then tenant mix and character of the Center.

7.2.10  The Transfer will not result in the subletting, or subletting and assignment, of the Premises for occupancy by more than two (2) sublessees or assignees. [SEE RIDER]

7.3.  Corporate, Partnership Transfers.

7.3.1  If Tenant is a corporation and if at any time during the Term of this Lease any part or all of the corporate shares of Tenant, or of a parent corporation of which the Tenant is a direct or indirect subsidiary, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other disposition so as to result in a change in the present effective voting control of Tenant or of such parent corporation by the person or persons owning or controlling a majority of the shares of Tenant or of such parent corporation on the date of this Lease then Tenant shall promptly notify Landlord in writing of such change, and such change in voting control shall constitute a Transfer of this Lease for all purposes of this Section; provided, however, that this provision shall not apply if, as of the Commencement Date, over fifty percent (50%) of the voting power of the Tenant corporation or of such parent corporation is held by fifty (50) or more unrelated shareholders or distributed to such number of unrelated shareholders in a public distribution of securities. [SEE RIDER]

7.3.2  Tenant may Transfer this Lease, at any time during the Term of this Lease, to any parent, subsidiary or affiliate corporation of Tenant or to the surviving corporation in connection with a merger, consolidation or acquisition between Tenant and any of its subsidiaries or any other corporation, or in connection with the sale of all or substantially all of the property and assets of the Tenant, upon prior Notice to Landlord but without Landlord's prior written consent, provided, in the case of any assignment, (i) the net worth of the assignee corporation shall be reasonably satisfactory to Landlord; (ii) such assignee continues to operate the business conducted in the Premises for the Permitted Use and in the same manner as Tenant and pursuant to all of the provisions of this Lease; (iii) such assignee corporation shall assume in writing in a form reasonably satisfactory to Landlord all of Tenant's obligations hereunder; (iv) Landlord shall be furnished with a copy of such assignment within ten (10) days prior to the effective date of the proposed assignment or other transfer thereof; and (v) Tenant to which the

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Premises were initially leased shall continue to remain liable on this Lease for the performance of all terms including, but not limited to, payment of all rentals and other sums due under this Lease. [SEE RIDER]

7.3.3  If Tenant is a partnership, limited liability company or other legal entity and if at any time during the Term of this Lease any person or entity, which at the Commencement Date, owns a general partner's, manager's or controlling member's interest, ceases to own such general partner's, manager's or controlling member's interest, then such cessation of ownership shall constitute a Transfer of this Lease for all purposes of this Section, and Tenant shall promptly notify Landlord in writing of such change.

7.4.  Request For Transfer.Tenant's notice and request for Landlord's consent to Transfer shall also be deemed to constitute Tenant's offer to reconvey to Landlord, as of the proposed effective date of the Transfer, that portion of the Premises which is the subject of the proposed Transfer, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in the sole and unfettered exercise of its discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer, and, if Landlord accepts, the reconveyance shall be evidenced by an agreement in form and substance acceptable to Landlord. If Landlord fails to accept or reject the offer within the thirty (30) day period then Landlord shall be deemed to have rejected the offer of reconveyance, but no such rejection shall be deemed to be a consent to the requested Transfer. This provision shall not apply in the case of a proposed Transfer covered by Section 7.3.2. [SEE RIDER]

7.5.  Excess Rent.In the case of any Transfer made without Landlord's prior written consent Landlord may nevertheless collect Rent from the Transferee and apply the net amount collected to the Rent herein reserved. The acceptance by Landlord of the payment of Rent following any Transfer not expressly consented to by Landlord pursuant to this Section shall not be deemed to be a consent by Landlord to such Transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder, nor constitute a release of Tenant or any guarantor of Tenant's obligations from the further performance by Tenant and such guarantor of the terms and provisions of this Lease and any such guaranty. Furthermore, under any and all circumstances, in the case of any Transfer, Tenant shall pay to Landlord monthly, as Additional Rent, the 50% of the excess of the consideration received or to be received during such month for such Transfer (whether or not denominated as rent) over the Rent reserved for such month in this Lease applicable to such portion of the Premises so Transferred. [SEE RIDER]

8.  Abandonment of Premises or Tenant’s Personal Property; Surrender of Premises.

8.1.  Abandonment.Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease. If Tenant does vacate or abandon the Premises or is dispossessed by process of law then any of Tenant’s Personal Property left on the Premises may, at the option of the Landlord, be deemed to have been abandoned by Tenant, in which case the provisions of Subsection 8.4 shall apply. [SEE RIDER]

8.2.  Surrender.Unless sooner terminated, this Lease shall expire absolutely upon the expiration of the Term without the necessity of any notice or other action from or by either party. At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises

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were upon the Commencement Date, except (i) ordinary wear and tear, (ii) to the extent that the Premises is not required to be repaired or maintained by Tenant and (iii) damage by Casualty. Tenant shall surrender to Landlord all keys for the Premises to Landlord's Notice Address and shall notify Landlord in writing of all combinations or codes for any other locks, vaults or alarm systems, if any, installed in the Premises. Landlord shall inspect the Premises to determine whether they are returned in the condition called for under this Section. Tenant shall be afforded a reasonable opportunity to be present at such inspection. Tenant's obligations to observe and perform the covenants set forth in this Subsection shall survive the expiration or earlier termination of this Lease. [SEE RIDER]

8.3.  Removal of Cabling, Alterations. Unless Landlord otherwise specifically agrees in writing at or prior to installation, all data and communications cabling and equipment installed in Premises or otherwise in the Building, and which was installed (either as Leasehold Improvements or Alterations) specifically to serve the Tenant in its use of the Premises, shall be removed by Tenant upon the termination of the Lease, at Tenant’s sole cost and expense. Tenant shall repair any damage to the Premises or the Building caused by the removal of such cabling and equipment and shall restore the Premises and Building to substantially the same condition as existed prior to the installation of such cabling and equipment. If Landlord intends to elect to require that any other Alterations proposed to be made by Tenant to the Premises be removed at the termination of this Lease, then Landlord shall so indicate to Tenant at the time Landlord gives its consent to the construction or installation of such Alterations; otherwise, such Alterations shall be permitted to remain in the Premises and not be removed as of the termination of this Lease. If Landlord elects to require that other Alterations made by Tenant to the Premises be removed at the termination of this Lease, then Tenant hereby agrees to cause the same to be removed at its sole cost and expense. If Tenant fails to remove any of the same, then Landlord may cause them to be removed at Tenant's expense, and Tenant hereby agrees to reimburse Landlord for all Fees and Costs which Landlord incurs due to Tenant's failure to remove the same. Alternatively, Landlord may elect that all or any of the cabling and equipment or other Alterations shall remain at the termination of this Lease and not be removed. [SEE RIDER]

8.4.  Removal of Tenant’s Personal Property, Trade Fixtures.At the expiration or earlier termination of the Term of this Lease, Tenant shall immediately remove all of Tenant’s Personal Property from the Premises and, failing to do so, Landlord at its option may either: (i) cause Tenant’s Personal Property to be removed at Tenant’s risk and expense (both as to loss and damage) in which case Tenant hereby agrees to pay all Fees and Costs incurred by Landlord, including sums paid to store the property elsewhere, together with the costs of any repairs to the Premises caused by the removal of Tenant’s Personal Property; and (ii) upon five (5) days Notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all of such Tenant’s Personal Property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder), or (iii) at Landlord's option, title shall pass to Landlord. [SEE RIDER]

9.  Repairs and Alterations.

9.1.  Repairs to be made by Landlord.Landlord shall keep the Center and the Building, and all machinery, equipment, fixtures and systems of every kind attached to, or used in connection with the operation of, the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, refrigeration, ventilating, air-conditioning and elevator systems and equipment (excluding, however, lines, improvements, systems and machinery for water, gas, steam, electricity and data and communications services owned and maintained by any public utility company,

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governmental agency or body or other public or private service provider) in good order and repair consistent with the operation of the Center and the Building as a first-class office building. Landlord, at its cost and expense, shall make all repairs and replacements necessary to comply with its obligations set forth in the immediately preceding sentence, except as otherwise provided in Subsections 9.2, 9.3, 9.5 and 14.5. There shall be no abatement in Rent due and payable hereunder and no liability on the part of Landlord by reason of any inconvenience, annoyance or injury arising from Landlord's making reasonable repairs, additions or improvements to the Building in accordance with its obligations hereunder. Landlord shall have no obligation hereunder to make repairs to Tenant's Alterations or to Tenant's Personal Property. [SEE RIDER]

9.2.  Repairs to be made by Tenant. All repairs to the Premises, or to any Alterations, installations, equipment or facilities located therein, other than those repairs required to be made by Landlord pursuant to Subsections 9.1 or 16.1, including Alterations required by Legal Requirements (but subject to the provisions of Subsection 9.5) shall be made by Tenant at its expense and in a professional manner.

9.3.  Damage to Premises, Building, Center. Except as, and to the extent, otherwise provided in Subsection 14.5, Tenant will be liable for the cost and expense of the repair of any damage to the Premises, however caused, and regardless of fault (unless caused or created by Landlord, its agents, employees or contractors); Landlord shall make such repairs at the cost of Tenant, which Tenant shall pay promptly upon receipt of an invoice, as Additional Rent. Tenant shall also reimburse Landlord, upon demand (as Additional Rent), for the cost of the repair of any damage to or dangerous condition caused or created elsewhere in the Center, if caused or created by Tenant, its employees, agents or contractors. If Tenant fails to commence such repair or remediation within five (5) days after Landlord's notice to do so, or if Landlord elects to undertake such repair or remediation for the account of Tenant, then Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rent. Tenant's obligations for Additional Rent hereunder shall accrue interest thereon at the Reimbursement Rate until paid; and its payment and performance obligations hereunder shall survive the termination of this Lease. Tenant’s obligations under this Section do not apply in the case of remediation following a Casualty. [SEE RIDER]

9.4.  Alterations by Tenant.

9.4.1  Tenant may make Alterations to the Premises consisting solely of decorations, painting, plastering or carpeting, without Landlord’s written consent, but Tenant shall be required to give Landlord at least ten (10) days prior Notice thereof. Tenant shall be required to obtain the prior written approval of Landlord for any other Alterations. Landlord will not unreasonably withhold, condition or delay its consent to Tenant’s request if all of the following conditions are satisfied: (i) the proposed Alterations are to be located wholly within the Premises and are not visible from the exterior of the Premises or the Building; (ii) the proposed Alterations will not decrease the value of the Building or Center; (iii) the proposed Alterations will not affect the structural integrity of the Building; (iv) the proposed Alterations do not require modification to, or affect the operation of any part of, the HVAC, plumbing, electricity, fire suppression or water and sewer systems service of the Building or Center. In all other cases, Tenant shall be required to obtain the prior written approval of Landlord before making Alterations, which approval may be withheld in Landlord’s sole discretion.

9.4.2  If Landlord’s consent is required for the making of an Alteration then Tenant’s request for consent will be accompanied by reasonably complete plans and specifications for the proposed Alterations. If such approval is granted, Tenant shall cause the Alterations described in such plans and

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specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified and licensed persons or entities, without interference with or disruption to the operations of tenants or other occupants of the Building or the Center. Alterations shall only be made after Tenant has obtained any necessary permits from governmental authorities for the Alterations. Tenant shall notify Landlord of the date on which work on Alterations is scheduled to begin and shall arrange for periodic inspections by Landlord of the job progress to insure compliance with the approved plans and specifications. All such work shall comply with all Legal Requirements and shall be performed by contractors who are approved by Landlord and who carry the insurance coverage required in Section 15. Landlord shall have the right to require Tenant, or Tenant's contractor, to furnish bond in an amount equal to the estimated cost of construction, as well as further assurances against mechanics' liens including, but not limited to, lien waivers and releases from all contractors, subcontractors, and suppliers. [SEE RIDER]

9.4.3  Landlord may elect that any Alterations be performed by Landlord or by contractors engaged by and under the direction of Landlord, in which case such Alterations shall nevertheless be made at Tenant's sole cost, payable by Tenant as Additional Rent; and such cost shall include a supervisory fee of fifteen percent (15%) of the total cost of the work. If Tenant makes any Alterations without Landlord’s prior consent then, in addition to Landlord's other remedies, Landlord may correct or remove such Alterations and Tenant shall, on demand, pay the cost thereof (plus fifteen percent (15%) of such cost as a supervisory fee) as Additional Rent. If any mechanic's lien is filed against the Premises or the Building or the Center for work or materials furnished to Tenant (other than by Landlord) the lien shall be discharged by Tenant within ten (10) days thereafter, solely at Tenant's expense, by either paying off or bonding the lien. Should Tenant fail to discharge any lien within ten (10) days of its filing, then, in addition to Landlord's other remedies, Landlord shall have the right, but not the obligation, to discharge said lien at Tenant's expense, in which case Tenant shall reimburse Landlord for the same upon demand, as Additional Rental, together with interest accounting from the date of demand until payment is made. [SEE RIDER]

9.5.  Alterations to Comply with Legal Requirements.

9.5.1  If any Alterations are required to be made to the Premises, the Building or the Center due to Legal Requirements because the same were in actual violation of any Legal Requirements on the Commencement Date, or if, as a result of Landlord undertaking any Alterations elsewhere in the Center, Alterations are required to be made to the Premises, the Building or the Center due to Legal Requirements, then Landlord shall make such Alterations at its sole cost and expense (and such expenses shall not be included within Operating Costs or charged as Additional Rent to Tenant); and Landlord shall take all reasonable steps to minimize disruption to Tenant while making such Alterations.

9.5.2  Subject to Landlord's obligations set forth in the previous Subsection and in the following Subsection, if any Alterations are required to be made to the Premises, the Building or the Center due to a change in, or change in the interpretation of, or more stringent enforcement of, Legal Requirements occurring on or after the Commencement Date (and not in connection with Alterations elsewhere in the Center undertaken by Landlord), then Landlord shall make such Alterations as aforesaid, provided that the cost of such Alterations shall be amortized over their useful life and a ratable portion of such cost shall be included within the definition of Operating Costs in each Lease Year until such cost is fully amortized. [SEE RIDER]

9.5.3  If (i) any Alterations are required to be made to the Premises or to all or any part of the Center other than the Premises due to Legal Requirements and as a consequence of any Alterations

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made by Tenant within the Premises, or (ii) any Alterations are required to be made to all or any part of the Center, including the Premises, at any time during the Term pursuant to any Legal Requirements relating to accessibility by persons with disabilities or otherwise pursuant to the ADA (collectively, the "Accessibility Alterations"), because the Premises, as used by Tenant, is deemed to be a “place of public accommodation” under the ADA, then all such required Alterations shall be made by Tenant at its sole cost and expense unless Landlord otherwise agrees; and, if Landlord elects to make such Alterations, then such Alterations shall be at Tenant's sole cost and expense, and payable by Tenant as Additional Rent; and such cost shall include a supervisory fee of fifteen percent (15%) of the total cost of the work. [SEE RIDER]

9.5.4  Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with a copy of (as applicable), any notices alleging violation of Legal Requirements relating to any portion of the Center or of the Premises; any claims made or threatened in writing regarding noncompliance with Legal Requirements and relating to any portion of the Center or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Center or the Premises.

10.  Common Areas.

10.1.  Use of Common Areas. Landlord grants to Tenant and its agents, employees and invitees, a non-exclusive license to use the Common Areas in the Center in common with others during the Term, subject to the exclusive control and management thereof at all times by Landlord or others and subject, further, to the rights of Landlord set forth elsewhere in this Section. [SEE RIDER]

10.2.  Management and Operation of Common Areas. The Common Areas will be operated and maintained in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Center generally. Landlord will have the right (i) to establish, modify and enforce rules and regulations with respect to the Common Areas; (ii) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas; (iii) to implement a parking management plan; (iv) to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; (v) to close temporarily any or all portions of the Common Areas; and (vi) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable. [SEE RIDER]

10.3.  Changes and Additions to the Center. Landlord reserves the right at any time and from time to time to (i) make or permit changes or revisions in the plan for the Center, including additions to, subtractions from, rearrangements of, alterations, modifications of, or supplements to, the building areas, walkways, driveways, parking areas, or other Common Areas; (ii) construct other buildings or improvements on the Center (including any portion of the Common Areas) and make alterations thereof or additions thereto and build additional stories on or in any such building(s) and build extensions adjoining same; and (iii) make or permit changes or revisions to the Center, including additions thereto, and to convey portions of the Center (including any portion of the Common Areas) to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof; provided however that Landlord shall not unreasonably impair or impede access to the Premises by Tenant, its employees and invitees. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or near the Building shall in no way affect this Lease or impose any liability on Landlord. [SEE RIDER]

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10.4.  Roof and Walls; Excavations. Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or other structures over all or any part of the Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied or materially impeded; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not unreasonably deny or adversely affect Tenant's use thereof. Landlord may make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach upon the interior of the Premises. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the Landlord's Building of which the Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord, for diminution or abatement of rent. [SEE RIDER]

11.  Operating Costs.

11.1.  Tenant’s Proportionate Share of Increased Operating Costs. If Operating Costs during any whole or partial Operating Year exceed the Base Operating Costs then Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of increased Operating Costs. Such Proportionate Share shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of each Operating Year. Each installment payment in respect of Operating Costs shall be due on the first day of each calendar month or otherwise as indicated by Landlord’s statement. At any time during an Operating Year Landlord may re-estimate Tenant's Proportionate Share of Operating Costs and adjust Tenant's monthly installments payable during such Operating Year to reflect more accurately Tenant's Proportionate Share of Operating Costs. [SEE RIDER]

11.2.  Expense Statement; Accounting.Promptly following the close of each Operating Year Landlord shall deliver to Tenant a statement of Operating Costs (the "Expense Statement") for such Operating Year and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within fifteen (15) days of receipt of such statement, the amount of any excess or deficiency in Tenant's Proportionate Share of Operating Costs paid by Tenant to Landlord during such Operating Year. [SEE RIDER]

11.3.  Tenant Right to Audit.Following receipt of an Expense Statement Tenant shall have the right to conduct a reasonable review of Landlord's records relating to Operating Costs for the Operating Year just ended, and to which the Expense Statement relates, provided that Tenant strictly complies with the provisions of this Subsection. No review shall be permitted at any time in which a Default exists under this Lease (including a Default arising by virtue of Tenant’s failure to pay any sum deemed Additional Rent, regardless of dispute as to the propriety Landlord’s claim for payment). If a Default occurs at any time during the pendency of a review of records then the review right shall immediately cease, and the matters set forth in the Expense Statement under review shall be conclusively deemed correct. No subtenant shall have the right to conduct any such review; and no assignee of Tenant shall have the right to conduct any review with respect to a period antedating the assignment. Tenant shall exercise its right upon not less than fifteen (15) days’ prior Notice, given at any time within sixty (60) days following Tenant’s receipt of an Expense Statement (time being of the essence). Any such review

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shall be conducted by Tenant or by an independent certified public accountant of Tenant’s choosing that is not being compensated by Tenant on a contingency fee basis. If Tenant employs such a third party reviewer then as a condition precedent to such review Tenant shall deliver to Landlord a copy of Tenant’s written agreement with such accountant which shall include provisions which state that (i) Landlord is an intended third-party beneficiary of the agreement, (ii) the accountant will not in any manner solicit or agree to represent any other tenant of the Center with respect to a review of Landlord’s accounting records at the Center, and (iii) the accountant will maintain in strict confidence any and all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity other than to the Tenant. Any such review shall be conducted at Landlord’s office at the Center or at Landlord’s principal offices, or at such other location as Landlord may reasonably designate. Landlord will provide Tenant with reasonable accommodation for the review and reasonable use of available office equipment, but may make a reasonable charge for Tenant’s telephone calls and photocopies. Tenant shall deliver to Landlord a copy of the results of any such review within fifteen (15) days following its completion or receipt by Tenant and will maintain in strict confidence any and all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity. A dispute over the Expense Statement or any error by Landlord in interpreting or applying the provisions of this Lease respecting Operating Costs or in calculating the amounts in the Expense Statement shall not be a breach of this Lease by Landlord, and even if any legal proceeding over the Expense Statement is resolved against Landlord this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages. Pending the determination of any such dispute Tenant shall pay amounts billed with respect to such Expense Statement as Additional Rent, without prejudice to Tenant's position, and subject to rebate of any amounts subsequently found to have been charged to Tenant in error. If the dispute shall be determined in Tenant's favor then Landlord shall promptly pay to Tenant the amount of Tenant's overpayment of Rent resulting from compliance with the Expense Statement together with interest from the time of such overpayment at the Reimbursement Rate, together with all of Tenant's attorney fees, costs and expenses incurred in contesting the Expense Statement. [SEE RIDER]

12.  Taxes.

12.1.  Tenant's Proportionate Share of Increased Taxes. Landlord shall pay all Taxes levied upon or assessed against the land and improvements comprising the Center and the appurtenances thereto during the Term of this Lease, in the first instance. If Taxes during any whole or partial Tax Year exceed the Base Taxes then Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of increased Taxes. [SEE RIDER]

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12.2.  Payment of Proportionate Share of Taxes. Tenant's Proportionate Share of Taxes shall be paid by Tenant, at Landlord's election (i) in advance, in equal monthly installments in such amounts as are estimated and billed for each Tax Year by Landlord at the commencement of the Term and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month or (ii) in lump sum, following Landlord's receipt of the tax bill for the Tax Year in question, and calculation of Tenant's Proportionate Share with respect thereto. If Landlord has elected that Tenant pay its Proportionate Share of Taxes in installments, in advance, then, at any time during a Tax Year, Landlord may re-estimate Tenant's Proportionate Share of Taxes and thereafter adjust Tenant's monthly installments payable during the Tax Year to reflect more accurately Tenant's Proportionate Share of Taxes. Promptly following Landlord's receipt of tax bills for each Tax Year Landlord will notify Tenant of the amount of Taxes for the Tax Year in question and the amount of Tenant's Proportionate Share thereof. Any overpayment or deficiency in Tenant's payment of its Proportionate Share of Taxes for each Tax Year shall be adjusted between Landlord and Tenant; Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within fifteen (15) days of the aforesaid notice to Tenant, such amount necessary to effect such adjustment. Landlord's failure to provide such notice within the time prescribed above shall not relieve Tenant of any of its obligations hereunder. [SEE RIDER]

12.3.  Taxes on Rent. In addition to Tenant's Proportionate Share of Taxes, Tenant shall pay to the appropriate agency any sales, excise and other tax (not including, however, Landlord's income taxes) levied, imposed or assessed by the State of Maryland or any political subdivision thereof or other taxing authority upon any Rent payable hereunder. Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment, Leasehold Improvements installed by Tenant or by Landlord on behalf of Tenant (except to the extent such Leasehold Improvements or Alterations shall be covered by Taxes referred to in Subsection 12.1 hereof), and any other property of Tenant. [SEE RIDER]

13.  Services and Utilities. [SEE RIDER]

13.1.  Provision of Services and Utilities to Premises. During the Term Landlord shall provide the following facilities and services to Tenant as part of Operating Costs (except as otherwise provided herein): [SEE RIDER]

13.1.1  Elevator.At least one elevator subject to call at all times, including Sundays and holidays, in elevator-serviced buildings. The foregoing notwithstanding, if only one (1) elevator serves the Building, Landlord shall have the right to remove it from service for the performance of repairs, maintenance or testing or due to an emergency. [SEE RIDER]

13.1.2  Utilities.During Building operating hours, as determined and published by Landlord from time to time, reasonable amounts of natural gas for gas-serviced buildings, electric current for lighting, small items of office equipment, subject to the provisions of Section 13.3 and central heating and air conditioning during the seasons of the year when these services are normally and usually furnished, and within the temperature ranges of six degrees Fahrenheit plus or minus the dialed or regulated temperature on interior thermostats, and otherwise in such amounts normally or usually furnished in comparable office buildings in the locale of the Center. Landlord shall provide the aforesaid services at other times and on Sundays and holidays (“after-hours service”) at Tenant's expense, provided Tenant gives Landlord notice by 1:00 p.m. on weekdays for after-hours service on the next weekday, by 1:00 p.m. the day before a holiday for service on a holiday, and by 1:00 p.m. on Friday for after-hours service on Saturday or service on Sunday. Such after-hours service shall be charged to Tenant at rates to

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be determined by Landlord, which rates shall be given to Tenant on request. Landlord reserves the right to adjust from time to time, in its sole discretion, the rate at which such services shall be provided; Tenant shall pay for such service, as Additional Rent, promptly upon receipt of an invoice with respect thereto. [SEE RIDER]

13.1.3  Cleaning.Cleaning in Landlord's standard manner Monday through Friday exclusive of legal holidays. [SEE RIDER]

13.1.4  Lighting.Replacement of light tubes or bulbs for building standard light fixtures. All light tube or bulb replacements for special non-standard lighting fixtures shall be furnished and installed by Landlord at Tenant's expense.

13.1.5  Lavatories.Rest room facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, as provided for general use of all tenants in the Building.

13.1.6  Common Area Maintenance.Routine maintenance, painting, and electric lighting service for all Common Areas of the Building in such manner as Landlord deems reasonable. [SEE RIDER]

13.1.7  Signage. Suite entry and Building directory signage in accordance with Landlord’s Building standard specifications.

13.2.  Interruption of Service.Any failure by Landlord to furnish the foregoing services, resulting from circumstances beyond Landlord's reasonable control or from interruption of such services due to repairs or maintenance, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of Rent hereunder, nor relieve Tenant from any of its obligations hereunder. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service for the Premises or the Center then Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this Section are thereby reduced or otherwise affected, without any liability on the part of Landlord to Tenant or any other person or any reduction or adjustment in Rent payable hereunder. Landlord and its agents shall be permitted reasonable access to the Premises for the purpose of installing and servicing systems within the Premises deemed necessary by Landlord to provide the services and utilities referred to in this Section to Tenant and other tenants in the Building. [SEE RIDER]

13.3.  Tenant's Consumption of Electricity.Tenant covenants that, unless permitted pursuant to the terms of this Section, it shall not consume more electrical current than the amount considered by Landlord to be reasonable for standard office usage within the Premises (“Base Current”). Landlord shall be under no obligation to furnish electrical energy other than the Base Current, and Tenant shall not install or use on the Premises any electrical equipment, appliance or machine requiring more electrical energy than the Base Current, unless the installation and use of such additional electrical equipment, appliance or machine has been approved by Landlord pursuant to terms and conditions set forth in a separate agreement, which approval may be conditioned upon the payment by Tenant, as Additional Rent, of the cost of the additional electrical energy and modifications to the Building electrical system required for the operation of such electrical equipment, appliance or machine.

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14.  Indemnifications and Waiver of Claims.

14.1.  Indemnity by Tenant.To the maximum extent permitted by law, but subject to the provisions of Subsection 14.5, Tenant indemnifies Landlord, any Superior Lessor and any Superior Mortgagee, and agrees to save them harmless and, at the option of any of them, defend them from and against any and all claims, actions, damages, liabilities and expenses (including attorneys' and other professional fees) judgments, settlement payments, and fines paid, incurred or suffered by any of them in connection with loss of life or personal injury, or damage to property or to the environment, suffered by third parties, or in connection with any accident, injury or damages whatever in the Premises, and arising from or out of the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises. [SEE RIDER]

14.2.  Indemnity by Landlord.To the maximum extent permitted by law, but subject to the provisions of Subsection 14.5, Landlord indemnifies Tenant and agrees to save it harmless from and against any and all claims, actions, damages, liabilities and expenses (including attorneys' and other professional fees) judgments, settlement payments, and fines paid, incurred or suffered by any of them in connection with loss of life or personal injury, or damage to property suffered by third parties arising from or out of the use of any portion of the Common Areas by Landlord, occasioned wholly or in part by any act or omission of Landlord, its officers, agents, contractors or employees. [SEE RIDER]

14.3.   Survival of Indemnities.Landlord's and Tenant's obligations pursuant to Subsections 14.1 and 14.2 shall survive any termination of this Lease with respect to any act, omission or occurrence which took place prior to such termination.

14.4.  Limitation on Landlord's Liability for Loss, Damage and Injury.To the maximum extent permitted by law, Tenant shall occupy and use the Premises, the Building and the Common Areas at Tenant's own risk. All property of Tenant shall be and remain at the sole risk of Tenant. Tenant hereby expressly agrees that Landlord and its agents, servants and employees shall not be liable or responsible for any damage or injury to the person or property of Tenant directly or indirectly caused by any source, circumstance or cause whatsoever. The foregoing waiver and release is intended by Landlord and Tenant to be absolute and unconditional, and without exception, and to supersede any specific repair obligation imposed by Landlord hereunder; provided that such waiver and release shall not apply to the omission, fault, negligence, or other misconduct of Landlord except to the extent such omission, fault, negligence or other misconduct is waived by Tenant after the occurrence or is waived pursuant to Tenant's policies of fire insurance with standard broad form coverage indorsements, which waiver Tenant is obligated to obtain and shall be liable for failure to obtain. No representation, guaranty, assurance or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices or procedures without liability to Tenant. [SEE RIDER]

14.5.  Waiver of Right of Recovery.Except as provided in Subsection 6.4, neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, when such loss is caused by any of the perils which are or could be insured against under a standard policy of full

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replacement cost insurance for fire, theft and all risk coverage, or losses under workers' compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees (this clause shall not apply, however, to any damage caused by intentionally wrongful actions or omissions); provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party and, provided, further, that if either party shall be unable to obtain any such insurance without the payment of an additional premium therefor, then, unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice setting forth such requirement and the amount of the additional premium, such waiver shall be of no force and effect between such party and such claiming party. Each party shall use reasonable efforts to obtain such insurance from a company that does not charge an additional premium or, if that is not possible, one that charges the lowest additional premium. Each party shall give the other party notice at any time when it is unable to obtain insurance with such a waiver of subrogation without the payment of an additional premium and the foregoing waiver shall be effective until thirty (30) days after notice is given. Each party represents that its current insurance policies allow such waiver. The provisions of this Section shall not limit the indemnification for liability to third parties pursuant to Subsections 14.1 and 14.2.

15.  Insurance.

15.1.  Tenant's Insurance.Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof, insurance policies providing at least the following coverage:

15.1.1  commercial general liability insurance written on an occurrence basis with respect to the Premises and the business operated by Tenant and any subtenants, concessionaires or licensees of Tenant, to afford insurance against personal injury, death and property damage, and including insurance against assumed or contractual liability under this Lease, specifically including the liability of Tenant arising out of the indemnities provided in Subsection 14.1, with minimum combined single limits of Two Million Dollars ($2,000,000) per occurrence and in the aggregate;

15.1.2  all-risk property and casualty insurance, including theft coverage, written at full replacement cost value and with full replacement cost endorsement, covering all of Tenant's Personal Property and Tenant's interest in all Alterations installed in the Premises by or on behalf of Tenant (other than the Leasehold Improvements constructed by Landlord as provided in Section 4 of this Lease); and [SEE RIDER]

15.1.3  comprehensive boiler and machinery equipment insurance, including electrical apparatus, if applicable; and,

15.1.4  if and to the extent required by law, workers’ compensation or similar insurance in form and amounts required by law.

15.2.  Tenant's Contractor's Insurance.Tenant shall require any contractor of Tenant performing work on or about the Premises to carry and maintain, at no expense to Landlord:

15.2.1  commercial general liability insurance written on an occurrence basis with respect to the Premises and the business operated by Tenant and any subtenants, concessionaires or licensees of Tenant, to afford insurance against personal injury, death and property damage, and including

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insurance against assumed or contractual liability under this Lease, with minimum combined single limits of Two Million Dollars ($2,000,000) per occurrence and in the aggregate;

15.2.2  comprehensive automobile liability insurance with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000) with respect to property damage; and

15.2.3  workers’ compensation or similar insurance in form and amounts required by law.

15.3.  Policy Requirements.The company or companies writing any insurance which Tenant or Tenant's contractor is required to carry and maintain or cause to be carried or maintained pursuant to Subsections 15.1 and 15.2 shall be licensed to do business in the State of Maryland and have an A. M. Best rating of at least A/VIII. The form of such insurance shall at all times be subject to Landlord's approval. Public liability policies shall name Landlord and/or its designee(s) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days advance notice to Landlord, at Landlord's Notice Address, by certified mail, return receipt requested, or to its designee. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same.

15.4.  Tenant's Failure to Insure.If Tenant fails to obtain insurance as required under this Section then Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant agrees to pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

15.5.  Landlord's Insurance Coverage.During each Operating Year Landlord shall maintain in force, under one or more policies, property insurance coverage with respect to the Building and the Center generally, including, without limitation, commercial general liability insurance, insurance against fire, all-risk coverage including earthquake and flood, theft or other casualties and such other liability and property insurance coverage deemed appropriate by Landlord with such coverage limits, deductible amounts and companies as Landlord may determine.

16.  Casualty and Condemnation.

16.1.  Landlord's Obligation to Repair and Reconstruct. If the Premises shall be damaged by a Casualty but the Premises shall not be thereby rendered wholly or partially untenantable, then Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Rent. If, as the result of such Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Subsection 16.2, Landlord shall cause such damage to be repaired and all Rent shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord, but Landlord shall not be required to perform any work within the Premises beyond that described and constructed by Landlord prior to the Commencement Date as Leasehold Improvements. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's Personal Property or to any Alterations, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

16.2.  Landlord's, Tenant’s Options to Terminate Lease.

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16.2.1  If the Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance, or if the Building is damaged to the extent of fifty percent (50%) or more of the Rentable Area of the Premises, or if, for reasons beyond Landlord's control or by virtue of the terms of any financing of the Building, sufficient insurance proceeds are not available for the reconstruction or restoration of the Building or Premises, then, in any such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event, or after the insufficiency of such proceeds becomes known to Landlord, whichever is applicable. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Basic Rent and Additional Rent (other than any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of the date of such termination. [SEE RIDER]

16.2.2  If, within the 90 day period set forth above, Landlord shall not have made an election to rebuild or to terminate this Lease as provided in the preceding paragraph, then Tenant may elect to terminate this Lease by giving to Landlord notice of such election within thirty (30) days following the expiration of such ninety (90) period. If the Premises have not been fully restored within 180 days following the occurrence of a Casualty then Tenant may elect to terminate this Lease by giving to Landlord notice of such election within thirty (30) days following the expiration of such 180 day period. In either case, if such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Basic Rent and Additional Rent (other than any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of the date of such termination. [SEE RIDER]

16.3.  Insurance Proceeds. If neither party elects to terminate this Lease pursuant to Subsection 16.2, Landlord shall, subject to the prior rights of any Superior Mortgagee or Superior Lessor, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with Subsection 16.1 hereof. All insurance proceeds payable with respect to the Premises (excluding proceeds payable to Tenant pursuant to Subsection 15.1), shall belong to and shall be payable to Landlord.

16.4.  Condemnation. If the whole or any part of the Premises is taken under the power of eminent domain then this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make necessary repairs and alterations to restore the part not taken to useful condition and the Basic Rent shall be reduced proportionately as to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the Permitted Use, then either party may terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Tenant, and not Landlord, shall be entitled to any portion of the award which does not serve to reduce Landlord's award and is made directly to Tenant in reimbursement for Tenant's cost of removal of its stock, trade fixtures, moving and relocation costs.

17.  Signs.

Tenant shall neither erect, maintain or replace any sign within the Premises visible from outside the Building, nor erect or maintain any sign upon the exterior of the Building or anywhere else upon the Center, without first obtaining Landlord's written approval as to the size, design, location, type of

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composition or material and lighting thereof. Design shall be in accordance with the guidelines established by Landlord from time to time and all applicable laws and regulations. Any such sign shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the entire cost thereof shall be borne by Tenant. Tenant shall maintain any such sign or signs in good condition and repair at all times, and pay any taxes imposed thereon. During the six (6) month period preceding the expiration date of the Term, Landlord may place upon the Premises a FOR RENT sign. [SEE RIDER]

18.  Right of Entry for Inspection, Exhibition, Repair.

Landlord and its representatives shall have the right at all reasonable times during normal business hours with prior Notice to enter the Premises for the purposes of inspecting them and exhibiting them for sale, lease or financing; and Landlord shall not be liable in any manner for any entry into the Premises for such purposes. If Landlord’s inspection discloses a violation of the provisions of this Lease then all Fees and Costs incurred by Landlord in connection with the inspection shall be due and payable by Tenant to Landlord, as Additional Rent, on demand by Landlord. Landlord reserves and shall at all times have the right to re-enter the Premises upon 24 hours prior notice to Tenant (except in an emergency) to maintain, repair and replace the Premises and any portion of the Building of which the Premises are a part, without abatement of Rent. Landlord may for the purpose of such work erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked. Tenant waives any claim for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by any such maintenance, repair or replacement work. [SEE RIDER]

19.  Subordination and Attornment.This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to all Superior Leases and Superior Mortgages, including each advance made or to be made under any Superior Mortgage and all renewals, modifications, replacements, supplements, substitutions and extensions of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request to evidence such subordination. The Superior Mortgagee may elect that this Lease shall have priority over its Superior Mortgage and, upon notification by the Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage. If, at any time prior to the termination of this Lease, the Superior Lessor or the Superior Mortgagee or any person, or the Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then-executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section shall: (i) inure to the benefit of any such Successor Landlord; (ii) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease; (iii) be self-operative upon any such demand; and (iv) require no further instrument to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and

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confirm the foregoing provisions of this Section, satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions, of its tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then-executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform any Leasehold Improvements or other work with respect to the Premises; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's Rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (v) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (vi) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee. [SEE RIDER]

20.  Modifications to Lease; Rights of Superior Mortgagee, Superior Lessor.

If, in connection with the obtaining, continuing or renewing of financing for which the Building, the Center or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, a savings or commercial bank or trust company, insurance company, savings and loan association, a welfare, pension or retirement fund or system or any other lender shall be or be willing to become the Superior Mortgagee and shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely either increase the obligations of Tenant hereunder or affect the rights of Tenant under this Lease. If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until: (i) it has given Notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant; and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of Notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied. [SEE RIDER]

21.  Defaults by the Tenant.

21.1.  Events of Default Defined. Each of the following shall be deemed an "Event of Default" under this Lease:

21.1.1  The failure by Tenant to pay Basic Rent, Additional Rent, or any other sum required to be paid under the terms of this Lease, when and as due hereunder which remains unpaid more than five (5) days following Notice;

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21.1.2  The failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed, for a period of fifteen (15) days following Notice; [SEE RIDER]

21.1.3  Tenant or any guarantor of any of Tenant's obligations hereunder shall make or deliver to Landlord any financial report or statement, certificate, representation or warranty (including, without limitation, any representation or warranty made by Tenant herein) which proves to have been false or misleading in any material respect as of the time at which the facts therein set forth were stated or certified, or if any such financial report or statement has omitted any material contingent or unliquidated liability or claim against Tenant or any such guarantor of any of Tenant's obligations hereunder;

21.1.4  Tenant or any guarantor of any of Tenant's obligations hereunder shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due or admit in writing its inability to pay its debts when they become due, be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, or consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for it of all or any substantial part of its assets or properties, or take any action looking to its dissolution or liquidation; file a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations hereunder as a debtor under the Bankruptcy Code, or the reorganization of Tenant or any such guarantor under the Bankruptcy Code, unless such a petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within sixty (60) days after the date of filing;

21.1.5  A Transfer in violation of the prohibition contained in Section 7;

21.1.6  The vacating or abandonment of the Premises by Tenant at any time during the term of this Lease, or the suspension of business by Tenant at the Premises for more than fifteen (15) consecutive days; [SEE RIDER]

21.1.7  The failure of Tenant to vacate the Premises upon the expiration of the Term, or earlier termination thereof pursuant to other provisions of this Lease.

21.2.  Landlord's Remedies for Default. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, immediately upon such Event of Default or at any time thereafter and while any such Event of Default shall continue, to exercise one or more of the following remedies. [SEE RIDER]

21.2.1  Landlord may terminate this Lease, as well as all right, title and interest of Tenant hereunder, by giving Notice of Landlord's intention to terminate this Lease on the date of such given notice or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to Tenant's liability for damages as hereafter set forth, as if the expiration of the term fixed in such notice were the end of the Term originally set forth in this Lease.

21.2.2  Landlord may re-enter the Premises, with or without legal process and using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, and without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears

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of Rent or preceding breach of covenants or conditions and, upon such reentry, Landlord may remove any and all of Tenant's property at the Premises; [SEE RIDER]

21.2.3  Landlord may exercise any other remedy available to it at law, in equity, by statute or otherwise; and, for such purposes, Landlord shall be entitled to the benefit of all provisions of applicable city or county ordinances and public local laws and of the public general laws of the State of Maryland dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer;

21.2.4  In addition to any other rights it may have in law or equity, Landlord shall be entitled (but shall not be obligated) to cure such Default, in which case Tenant shall reimburse Landlord for any Fees and Costs incurred in curing such Default, plus interest thereon at the Reimbursement Rate, all of which shall be payable by Tenant upon demand by Landlord.

21.3.  Landlord's Right to Re-let Premises. Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right (but not the obligation) to re-let all or any part of the Premises, from time to time, at the risk and expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of Tenant's liability for damages under the provisions of this Section. Landlord shall have the right to let or re-let the Premises for a longer or shorter term than that remaining after Tenant's default, to lease more or less area than that contained in the Premises, to lease the Premises together with other premises or property owned or controlled by Landlord, and to change the character or use of the Premises. Landlord shall be entitled to deduct from any amounts received from any such letting or re-letting all Fees and Costs incurred in connection with Tenant's default. No entry or re-entry by Landlord, whether resulting from summary proceedings or otherwise, nor any letting or re-letting shall absolve or discharge Tenant from liability hereunder. Tenant's liability hereunder, even if there be no letting or re-letting, shall survive the issuance of any dispossess warrant, order of court terminating this Lease or any other termination based upon Tenant's default. The words "enter", "re-enter", and "re-entry" as used in this Section and elsewhere in this Lease are not restricted to their technical legal meanings.

21.4.  Damages. Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of the previous Subsection, or (ii) if this Lease is otherwise terminated by reason of Tenant's Default, or (iii) if Landlord retakes possession with or without process of law, or re-enters with or without a declaration of termination or (iv) if Landlord following any of the foregoing events, elects to let or re-let the Premises as provided in the previous Subsection, then Tenant shall, nevertheless, in each instance, be and remain obligated to, and shall pay to Landlord as damages, upon demand, all Fees and Costs incurred in connection with Tenant's breach of this Lease, plus, at the election of the Landlord, either:

21.4.1  Liquidated damages determined as of the date of termination of the Lease, in an amount equal to the excess, if any, of the sum of the aggregate Basic Rent and the aggregate Additional Rent which would have been paid over the remaining Term had this Lease not been terminated, discounted to present worth, over the then-current rental value of the Premises, for such remaining Term, as determined by Landlord, discounted to present worth, and in determining such liquidated damages, the Additional Rent for each year of such remaining Term shall be assumed to equal the Additional Rent payable for the Lease Year immediately preceding the Lease Year in which the default occurs, annualized in the event that such preceding Lease Year is less than twelve (12) months, and in determining present worth, a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank in Baltimore shall be used; or

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21.4.2  Damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing until the date originally fixed herein for the expiration of the Term of this Lease) in amounts equal to the sum of (i) an amount equal to the installment of Basic Rent which would have been payable by Tenant for such calendar month had this Lease not been terminated plus (ii) an amount equal to one-twelfth (1/12) of the total Additional Rent payable for the Lease Year immediately preceding the Lease Year in which the default occurred, annualized to the extent that such preceding Lease Year is less than twelve (12) months, minus the Rent, if any, collected by Landlord in respect to such calendar month pursuant either to re-leasing the Premises or portion thereof or from any existing subleases permitted under the terms of this Lease (after deduction from such Rent of the sum of Landlord's costs and expenses as set forth in Subsection). Landlord shall be entitled immediately to bring a separate suit, action or proceeding to collect any amount due from Tenant under this Subsection for any calendar month and any such suit, action, or proceeding shall not prejudice in any way the right of Landlord to collect such amount due on account of any subsequent calendar month by similar proceeding.

21.5.  Rent During Holdover. If Tenant fails to vacate the Premises at any time after termination of this Lease, then Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term, as if statutory notice had been given. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew the Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant's remaining in the Premises. If Tenant fails to vacate the Premises as required, Landlord may consider Tenant as either (i) a "Tenant-at-Will" liable for the payment of double the Basic Rent payable at the end of the Term or (ii) as a "Tenant-Holding-Over" liable for an amount equal to the actual damages incurred by Landlord as a result of Tenant's holding over, including, without limitation, all incidental, prospective and consequential damages and Fees and Costs, but in no event shall such amount be less than the amounts of (a) double the Basic Rent payable at the end of the Term and (b) the Additional Rent reserved hereunder applicable to the period of the holdover. In either event, all other covenants of this Lease shall remain in full force and effect. [SEE RIDER]

21.6.  No Implied Waiver of Landlord's Rights. The failure of Landlord to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease, or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing Landlord's right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one default or right shall not constitute waiver of any other default, and the receipt of any Rent by Landlord from Tenant or any assignee or subtenant of Tenant, whether the same be Rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of Landlord's right to enforce the payment of the Rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid Landlord's right at any time thereafter to elect to terminate this Lease, on account of such assignment, sub-letting, transferring of this Lease or any other breach of any covenant or condition herein contained, unless evidenced by Landlord's written waiver thereof. The acceptance of Rent or any other consideration by Landlord at any time shall not be deemed an accord and satisfaction, and Landlord shall have absolute discretion to apply same against any sum for any period or reason due hereunder without the same constituting a release of any other sums remaining due and unpaid. [SEE RIDER]

21.7.  Waiver of Jury Trial.LANDLORD AND TENANT HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD

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OR TENANT ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES OTHER THAN LANDLORD OR TENANT. Landlord and Tenant make this waiver knowingly, willingly and voluntarily. Each party represents that no representations of fact or opinion have been made by any individual to induce this mutual waiver of trial by jury or to in any way modify or nullify its effect. If landlord commences any summary proceeding for nonpayment of Rent or for possession of the Premises Tenant will not interpose and hereby waives any counterclaim of whatever nature or description in any such proceeding. Tenant further waives the right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to such summary proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

22.  Miscellaneous Provisions.

22.1.  The Landlord.As used herein, the term "Landlord" means the Landlord originally so named as well as its successors and assigns, and any other subsequent owner of the leasehold estate or reversion in the Center, as well as the heirs, personal representatives, successors and assigns of any such subsequent owner, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had if he had originally signed this Lease as Landlord, but any such person, whether or not named herein, shall have no liability hereunder after he shall cease to hold the title to or a leasehold interest in the said real estate, except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord, whether disclosed or undisclosed, shall have any personal liability with respect to this Lease, the Premises and the Center. After Tenant has accepted and taken occupancy of the Premises, Tenant shall look only to Landlord's estate and property in the Center (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. [SEE RIDER]

22.2.  The Tenant.

22.2.1  As used herein, the term "Tenant" means the Tenant named in this Lease as well as its heirs, personal representatives, successors and assigns, each of which shall be under the same obligations, liabilities, and disabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or removed, unless the assignment to such assignee shall have been consented to in writing by the Landlord, as aforesaid. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such Assignee shall upon demand execute and deliver unto Landlord an instrument confirming such assumption. [SEE RIDER]

22.2.2  If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual corporation, partnership or other business association to pay Rent and perform all

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other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

22.2.3  If Tenant is a corporation, general partnership, limited partnership or limited liability company, each person executing this Lease on behalf of Tenant, whether as officer, partner, manager or the like, jointly and severally covenants and warrants that Tenant has the requisite organizational approval to enter into and execute this Lease Agreement and that, on request such person shall be bound to provide to Landlord a copy of an appropriate organizational directive authorizing the execution of this Lease Agreement and authorizing the individual executing this Lease Agreement to execute said Agreement on behalf of and in the name of the Tenant.

22.3.  Tenant's Certificate. Tenant agrees at any time, and from time to time, within ten (10) days after Landlord's written request, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying or stating: (i) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (ii) that the Premises have been completed by Landlord in accordance with Section 4 hereof (or if not so completed, stating the respects in which not completed); (iii) that Tenant has accepted possession of the Premises, the date upon which the Term has commenced and the date of the expiration of the Term of this Lease; (iv) the dates to which Rent and other charges have been paid in advance, if any; (v) whether or not, to the best knowledge of the signer of such certificate, Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which the signer may have knowledge; (vi) as to any other matters as may be reasonably so requested; and (vii) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgagee, assignee or lessee of Landlord's interest in this Lease, in the Center, or any portion or part thereof. [SEE RIDER]

22.4.  Consent to Requests.If Tenant requests Landlord's consent on any matter as to which Landlord's consent is required to be obtained under this Lease, and Landlord fails or refuses to give such consent, then Tenant shall not be entitled to any damages for Landlord's withholding of its consent, it being intended that the sole and exclusive remedy for a wrongful withholding of consent shall be an expedited arbitration of the dispute in the following manner. The Tenant may initiate the arbitration within ten (10) days after receiving Landlord's notice of denial of consent, by sending Landlord notice of Tenant's demand for arbitration of the matter, referencing this Section. Tenant's notice shall also name Tenant's proposed arbitrator, who shall be an attorney licensed to practice law in the State of Maryland whose practice is primarily real estate sales and leasing transactions. Within five (5) days following receipt of Tenant's nomination Landlord shall send a responsive notice accepting Tenant's nominee, or rejecting such nominee and proposing an alternate arbitrator for Tenant's approval. If Landlord fails to respond within such time then Tenant's nominee shall be deemed approved. If any alternate nominee proposed by Landlord is in turn rejected by Tenant, so that the parties cannot agree upon an arbitrator within five (5) days after Landlord's response, then the arbitrator shall be appointed, at the request of either party, by the chief judge of the third judicial circuit of Maryland. A prerequisite for such appointment shall be the arbitrator's commitment to consider the matter and render a determination within thirty (30) days of the date of the selection of the arbitrator. The jurisdiction of the arbitrator in any such proceeding shall be limited to rendering a determination as to whether the withholding was reasonable or unreasonable, and such determination shall be final and binding upon the parties. Each party shall submit its position to the arbitrator, and the losing party shall pay all of the costs of the arbitration and the

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reasonable attorneys' fees and costs incurred by the prevailing party in connection with the arbitration. Except as otherwise provided herein, the procedures for the arbitration shall be in accordance with the rules of the American Arbitration Association. [SEE RIDER]

22.5.  Relocation.Landlord reserves the right at its option and at Landlord's sole cost and expense (including all moving expenses of Tenant) to relocate the Premises hereby leased to another area within the Center, provided such new location shall be comparable to the Premises hereby leased and provided Landlord gives Tenant thirty (30) days' prior Notice of such relocation. [SEE RIDER]

22.6.  Unavoidable Delays. Other than Tenant's obligation to pay Rent or any other payment to cure a Default and except as otherwise provided in this Lease, either party shall be excused for the period of any delay in the performance of any obligation when the delay is due to Unavoidable Delays. Neither party shall be entitled to rely upon this Section unless it shall give to the other party notice of the existence of the Unavoidable Delay within five (5) days after the commencement of the Unavoidable Delay.

22.7.  Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than the Named Broker, whose commission Landlord covenants and agrees to pay in the amount agreed between Landlord and such broker or brokers. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions or charges claimed by any broker other than those stated above or any other agent with respect to this Lease or the negotiation thereof. [SEE RIDER]

22.8.  Entire Agreement. The Lease, including these General Terms and Conditions to Agreement of Lease, and any and all Exhibits and Riders hereto, as well as any other schedules or attachments hereto, set forth all the promises, agreements, conditions and understandings between Landlord and Tenant with respect to the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed and delivered by each of them.

22.9.  Effect of Delivery. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery does not constitute an irrevocable offer to Tenant or an option to lease. Because the Premises are on the open market and are presently being shown, this Lease should be treated as a revocable offer, with the Premises being subject to prior lease, and such offer is subject to withdrawal or non-acceptance by Landlord or to other use of the Premises at any time and without notice. This Lease shall not be valid or binding unless and until signed by Tenant, delivered to Landlord, and accepted and signed by Landlord.

22.10.  Delay in Delivery of Premises; Rule Against Perpetuities.To avoid application of the Rule Against Perpetuities, if the Commencement Date has not occurred within one (1) year following the date of this Lease for any reason other than the default of either party hereto then, unless the parties otherwise agree in writing, this Lease shall terminate, in which case Landlord shall return any Deposit previously delivered by Tenant, and all rights and obligations of the parties with respect to this Lease shall terminate. Tenant shall have no rights or claims under this Lease at law except that Landlord shall return to Tenant promptly after any termination any Deposit previously tendered to Landlord.

22.11.  Recording. Neither this Lease, nor any memorandum, affidavit, or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant,

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and the recording thereof in violation of this provision, shall (i) be deemed an Event of Default and, (ii) at Landlord's election, make this Lease null and void.

22.12.  Time. Time is of the essence of this Lease.

23.  Definitions.

In addition to the terms defined in the Lease, the following definitions shall apply in these General Terms and Conditions to Lease and in any Exhibits, Riders or other addenda to the Lease:

Additional Rent: All sums of money or charges required to be paid by Tenant under this Lease other than Basic Rent, whether or not such sums or charges are so designated.

Alterations: Any of the following, made or proposed to be made to the Premises or any other part of the Building or Center following the Commencement Date: (i) any alteration, modification, substitution or other change of any nature to the structural, mechanical, electrical, plumbing, HVAC and fire suppression systems within or serving the Premises or the Building; (ii) any renovations, improvements or other installations in, on or to any part of the Premises or Building or Center generally (including, without limitation, any alterations of the exterior of the Premises, signs, structural alterations, or any cutting or drilling into any part of the Premises or Building or Center or any securing of any fixture, apparatus, or equipment of any kind to any part of the Premises); (iii) any installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window and wall coverings within the Premises.

Appropriate Authorities: All Federal, state or county governmental officer, agency or department, having jurisdiction over the administration and enforcement of Legal Requirements, and also including any public or private authority which is required to issue any permits, licenses, consents, waivers or other approvals needed in connection with the construction, occupation or use of the Premises or the Center generally.

Casualty: Damage to all or any part of the Center, including the Building and the Premises, caused by fire, the elements, accident, act of God or the like.

Commencement Date: The date specified in Section 1 of the Lease, but if no date is specified there, then upon the date, following Substantial Completion of any Leasehold Improvements, on which Landlord tenders to Tenant the keys to the Premises or other indicia of possession with respect thereto, indicating that Tenant may enter into possession of the Premises for the Term, or otherwise tenders delivery of the Premises to Tenant, in writing.

Common Areas: Those areas and facilities which may be furnished by Landlord within the Center, for the general common use of tenants and other occupants of the Center, their officers, agents, employees and invitees, including (without limitation) all parking areas, access areas (other than public streets), employee parking areas, truckways, driveways, loading docks and areas, sidewalks, ramps, roofs, sprinkler systems, landscaped and planted areas, retaining walls, stairways, lighting systems and facilities, common utility and telecommunications facilities, drainage areas, roads, the common use elements of the Landlord's Building (including, without limitation, all stairs, landings, roofs, utility and mechanical rooms and equipment, service closets, corridors, elevators, lobbies, lavatories and other public areas of the Building and all other buildings located within the Center), and other similar areas, facilities or improvements.

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Environmental Laws: The Clean Air Act, the Resource Conservation Recovery Act of 1976, the Hazardous Material Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Consumer Product Safety Act, the Clean Water Act, the Federal Water Pollution Control Act, the National Environmental Policy Act, Md. Nat. Res. Code Ann., Title 8, and Md. Env. Code Ann., Title 7, as each of the foregoing shall be amended from time to time, and any similar or successor laws, federal, state or local, or any rules or regulations promulgated thereunder.

Fees and Costs: Any and all advances, charges, costs or fees actually and reasonably incurred by Landlord in collecting any sums due from Tenant hereunder, or otherwise in preserving the rights of Landlord hereunder or in enforcing the rights and obligations of Landlord and Tenant hereunder, (and specifically including actual legal expenses and management fees reasonably incurred by Landlord hereunder).

Final Plans and Specifications: The Final Plans and Specifications prepared by a professional designer, interior designer, or architect, approved by Landlord in advance, for the layout of the Premises, including Leasehold Improvements, identifying the dimensioned location of all partitions, interior doors, lighting fixtures, lightpole switches, electrical outlets, telephone receptacles or systems, together with the specifications therefor and any other improvements Tenant desires to be made to the Premises prior to the Commencement Date.

Hazardous Materials: Asbestos; "oil, petroleum products and their by-products"; "hazardous substances"; "hazardous wastes" or "toxic substances", as those terms are used in Environmental Laws; or any substances or materials listed as hazardous or toxic by any Appropriate Authority.

Insurance Costs: For any Operating Year, Landlord’s costs for maintaining, under one or more policies, property insurance coverage with respect to the Building and the Center generally, including, without limitation, commercial general liability insurance; insurance against fire and “all-risk” coverage, including earthquake and flood, theft or other casualties; insurance against loss of Rent and other income; workers’ compensation insurance or similar insurance covering personnel; fidelity bonds for personnel; insurance against liability for defamation and claims of false arrest occurring on and about the Center; and such other insurance coverages deemed appropriate by Landlord with such coverage limits, deductible amounts and companies as Landlord may reasonably determine.

Lease Year: Generally a period of twelve (12) consecutive full calendar months except that (i) the first Lease Year shall begin on the Commencement Date and shall end on the last day of the twelfth full calendar month thereafter; (ii) each successive Lease Year shall commence upon the first day of the calendar month next following the end of the first Lease Year and shall consist of twelve (12) consecutive full calendar months and (iii) if the Term is not equally divisible into twelve-month segments, then the last Lease Year shall consist of the number of full calendar months, less than twelve, remaining in the Term after accounting for the first Lease Year and all previous twelve-month Lease Years.

Leasehold Improvements: Those improvements, if any, constructed or to be constructed by Landlord within the Premises for Tenant prior to the Commencement Date and as shown and described on Exhibits B and B-1.

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Legal Requirements: (i) all laws, ordinances, notices, orders, rules, regulations and requirements of any and all Federal, state or municipal governments, and of the appropriate departments, commissions, boards and officers thereof which impose any duties on a party respecting the use, operation, care, repair, replacement or alteration of the Premises generally, and including but not limited to The Americans with Disabilities Act, 42 U.S.C. § 12101, et. seq., and the ADA Disability Guidelines promulgated with respect thereto; (ii) all Environmental Laws; (iii) all zoning and other land use matters and utility availability regulations or directives; (iv) any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant respecting the use, operation, care, repair, replacement or alteration of the Premises; and (v) all notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions, relating to all or any part of the Premises, regardless of when they became effective; (v) all covenants, conditions, restrictions, reciprocal easement agreements and the like which are recorded among the land records of the jurisdiction in which the Center is located and which are applicable to the Center generally.

Notice: Any notice required or permitted to be given hereunder. All Notices shall be in writing and shall be conclusively presumed to have been received one (1) day after depositing into the United States mail, if delivery is by postage paid registered or certified mail, or by telecopier, or by FEDEX or other nationally recognized overnight courier service. Any notice in any other manner shall be deemed given when actually received. Any notice given by telecopier shall be promptly sent by first class mail, postage prepaid, as well. All notices to be sent to the Tenant shall be sent care of the Tenant's Notice Address. Notices to Landlord shall be delivered or addressed to Landlord's Notice Address, with a copy to any other persons designated by Landlord. Either party may, at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices to it shall be delivered or sent. [SEE RIDER]

Operating Costs: In each Operating Year, all costs and expenses incurred by or on behalf of Landlord in operating, managing, insuring, securing and maintaining the Center (excepting Taxes), including, without limitation, all costs and expenses of operating, maintaining, repairing, lighting, signing, cleaning, painting, striping, policing and security of the Center (including cost of uniforms, equipment and employment taxes); electricity, gas, water, sewer and other utility charges of every type and nature, including costs of providing energy to light, heat, ventilate and air condition the Center and the maintenance and repair of equipment used for such purposes; costs and expenses of repairing and maintaining all mains and electrical conduits necessary to provide water, electricity, telephone and sewer service to the Center; roads and storm drainage facilities unless and until dedicated for public purposes; alarm and life safety systems; Insurance Costs; cost of cleaning all exterior glass; removal of water, snow, ice, litter and debris; regulation of traffic; costs and expenses of inspecting and depreciation of machinery and equipment used in the operation and maintenance of the Center and personal property taxes and other charges (including, but not limited to, leasing or rental costs) incurred in connection with such equipment; costs and expenses incurred in making any alterations to the Center required to be made pursuant to Legal Requirements, consistent with the provisions of Subsection 9.5; costs and expenses of maintenance and repair or replacement of roofs, awnings, paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items, signage for the Center, and lighting facilities; costs and expenses of planting, replanting and replacing flowers, shrubbery and planters; Landlord's share of expenses under any declaration, covenant, condition, restriction or other agreement recorded among the land records of the county in which the Center is located and applicable to the Center; wages, salaries or other compensation or benefits paid to any building manager or other non-executive employees below the grade of building manager, to the extent allocable to services rendered in connection with the operation or maintenance of

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the Building; and administrative costs or management fees relating to operating and maintaining the Center. Any of the foregoing expenses required to be capitalized for federal income tax purposes shall be amortized on a straight-line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten years. The term "Operating Costs" shall not include costs or expenses or depreciation or amortization for capital repairs and capital replacements required to be made by Landlord pursuant to Subsection 9.5; debt service under any Superior Mortgage, or ground rent payments under any Superior Lease; leasing commissions; expenditures for which Landlord is reimbursed by any insurance carrier, or from any other source; or cost of repairs or replacements incurred by reason of Casualty or condemnation. [SEE RIDER]

Operating Year: Each successive calendar year or part thereof during the Term of this Lease or any renewal thereof, or, at Landlord’s option, each successive fiscal year of Landlord or part thereof, during the Term.

Plans and Specifications: Any Preliminary Plans and Specifications or Final Plans and Specifications for the completion of Leasehold Improvements, so identified and attached hereto as or referenced in Exhibit B.

Ready for Occupancy: See Substantial Completion.

Reimbursement Rate: 18% per annum.

Rent: All Basic Rent and Additional Rent.

Rentable Area of the Center: The total rentable square footage of the Building and all other buildings located from time to time within the Center.

Substantial Completion/Ready for Occupancy: The substantial completion of any Leasehold Improvements to be performed by Landlord as required by this Lease (except for so-called punch list items), and the issuance of all required certificates of use and occupancy by Appropriate Authorities in accordance with Legal Requirements, so that the Premises are ready for Tenant to commence the installation of its trade fixtures, equipment and inventory, and so implicitly so certified to by the Landlord or its representative by the delivery of the Commencement Date Letter to Tenant.

Superior Lease; Superior Lessor:“Superior Lease” means all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Center and the Building or any portion thereof; and “Superior Lessor” means the party then exercising the rights of landlord thereunder.

Superior Mortgage; Superior Mortgagee:“Superior Mortgage” means all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Center, the Building or the Premises, except that a mortgage on the Center only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage; and “Superior Mortgagor” means the party then exercising the rights of mortgagee, beneficiary or secured party thereunder.

Taxes: (i) all real estate and other ad valorem taxes, including, without limitation, real estate rental, receipt or gross receipt tax or any other tax on Landlord (excluding Landlord's income

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taxes), now or hereafter imposed by any Appropriate Authority and whether as a substitution for or in addition to the present method of real property taxation currently in use; (ii) charges or assessments imposed under the authority of any applicable parks and recreation association or the like, which appear on the Tax bill furnished by the Appropriate Authority; and (iii) Fees and Costs, if necessary, incurred in connection with any negotiation, contest or appeal pursued by Landlord in an effort to reduce Taxes, and (iv) any metropolitan district water and sewer charges and other governmental charges which customarily are part of the real estate tax bill issued by Appropriate Authorities charged with said responsibility.

Tax Year: The twelve (12) month period beginning July 1 of each year or such other twelve (12) month period (deemed to have 365 days) established as a real estate tax year by the taxing authorities having lawful jurisdiction over the Center.

Tenant's Personal Property: All equipment, machinery, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (a) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building; (b) is removable without damage to the Premises or the Building, and (c) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any Leasehold Improvements or Alterations, whether or not any of the same were installed at Tenant's expense. [SEE RIDER]

Tenant’s Proportionate Share: A fraction, expressed as a percentage, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Center. [SEE RIDER]

Transfer; Transferee: (i) an assignment or other transfer, mortgage or other encumbrance of Tenant’s interest in this Lease or any of its rights under it; (ii) a sublease of all or part of the Premises or the occupancy or use of any part of the Premises by any person other than Tenant; or (iii) an assignment or other transfer of Tenant’s interest in this Lease by operation of law, including any levy or sale in execution of a judgment or any assignment or sale in bankruptcy, or insolvency, or the appointment of a receiver or trustee by any state or federal court; and a Transferee means any transferee, assignee, mortgagee, sublessee or occupant with respect to such a Transfer.

Unavoidable Delay: Any delay caused by fire, earthquake, or other acts of God, acts of the public enemy, riot, insurrection, governmental regulations, the sales of materials and supplies, or strikes directly affecting the work of construction or shortages of materials or labor resulting from governmental control or diversions.
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RIDER ATTACHED TO AND MADE PART OF THE
STANDARD FORM OFFICE LEASE AGREEMENT
Dated March 16, 2007
By and between
CORPORATE PLACE I BUSINESS TRUST ("Landlord")
and
COSTAR GROUP, INC. ("Tenant")

This Rider to Lease is, or is intended to be, executed contemporaneously with the above-referenced Lease, to be attached thereto and to form an integral part thereof. The Landlord and the Tenant agree that the terms of the Lease shall be and are hereby amended, deleted or amended and restated as follows. In case of any conflict between the terms and conditions of the Lease and this Rider, the terms of this Rider shall control.

1.  Lease of Premises; Contingency; Delivery.Section 1 of the General Terms and Conditions to Lease is amended to provide that notwithstanding anything to the contrary set forth therein, provided Tenant delivers Preliminary Plans and Specifications to Landlord by February 23, 2007, and further provided that Final Plans and Specifications are completed by April 16, 2007, if the Commencement Date of the Term of the Lease shall not have occurred by September 1, 2007, for any reason other than Unavoidable Delay, delays attributable to long lead times for receipt of non-standard construction finishes or improvements selected by Tenant or items, or delays attributable to the action or inaction of Tenant, then Tenant shall be entitled to an abatement of Basic Rent, calculated on a per diem basis, for each day accounting from September 1, 2007, to and including the Commencement Date. Such abatement or Basic Rent credit shall be applied against Tenant’s Basic Rent obligation as the same otherwise becomes due and payable.

2.  Tenant Reimbursement for Leasehold Improvements at Tyler Ridge.Tyler Ridge Limited Partnership (an affiliate of Landlord) and Tenant are parties to a Lease dated September 28, 2006 (the “Tyler Ridge Lease”), for the rental to Tenant of a portion of the building located at 8013 Corporate Drive, Baltimore, Maryland 21236 and known as Tyler Ridge, such portion being designated as Suite I and consisting of 24,213 square feet of space (the “Tyler Ridge Premises”). In connection with the Tyler Ridge Lease, Tyler Ridge Limited Partnership performed certain leasehold improvements to the Tyler Ridge Premises in the amount of $56,861.00 at Tenant’s sole cost and expense. Provided this Lease is fully-executed and no Tenant Default exists under this Lease or the Tyler Ridge Lease, Landlord hereby agrees to cause such amount to be reimbursed to Tenant within thirty (30) days following the full execution hereof.

3.  Lease of Premises; Parking.Section 1 of the General Terms and Conditions to Lease is further amended to provide that in addition to the lease of the Premises, Tenant shall also be entitled to the non-exclusive right, in common with other tenants and at no additional charge, to the use of non-reserved parking at the Center’s parking lot at a ratio of 5.57 spaces/1,000 square feet of space leased by Tenant.

4.  Quiet Possession.Section 2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Following the Commencement Date Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord. This covenant is subject to the provisions of this Lease, the provisions of any SNDA (as defined in Section 19 of the Lease) obtained pursuant to Section 19 of the Lease and shall apply if and so long as Tenant pays all Rent due hereunder, performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, and complies with Legal Requirements. This covenant shall be construed as a covenant running with the land, and is not a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

5.  Term.Section 3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

The Term of this Lease shall commence upon the Commencement Date and shall end on the last day of the last calendar month of the Term (unless sooner terminated pursuant to the provisions of this Lease). Provided the Leasehold Improvements have been Substantially Completed, the Commencement Date shall be conclusively confirmed by Landlord to Tenant in writing by delivery of a Commencement Date Letter in the form of Exhibit D. Beginning with the complete execution of this Lease, but prior to the Commencement Date, Landlord and Tenant shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of Rent and respecting possession, occupancy, care and maintenance of the Premises. Tenant shall be given access to the Premises thirty (30) days prior to the Commencement Date or as soon as practicable thereafter for purposes of installation of telephone systems, data information systems and other equipment. Such access shall occur during normal business hours and upon prior notice to Landlord. Upon such entry by Tenant to the Premises prior to the Commencement Date, Tenant shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of Rent.

6.  Completion of Leasehold Improvements; Delivery.Section 4.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Prior to the Commencement Date Landlord shall complete Leasehold Improvements to the extent provided in Exhibit B. Otherwise, the Premises are leased to Tenant in "As-Is" condition and without any obligation of Landlord to construct improvements or perform any other work in the Premises, except as expressly provided herein.

7.  Acceptance of Premises.Section 4.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

By its acceptance of keys to the Premises, or by opening for business or otherwise occupying the Premises, Tenant shall be deemed to have accepted the Premises, to have acknowledged that they are in the condition called for hereunder and to have agreed that the obligations of Landlord imposed for the delivery of the Premises have been fully performed, subject to the completion of so-called "punch-list" items agreed to in writing by the parties as of the Commencement Date (which "punch-list" items shall have been agreed upon by the parties pursuant to a walk-through of the Premises) as well as the correction of defects in the Leasehold

        Improvements provided such defects are discovered and brought to Landlord’s attention for correction within twelve (12) months following the Commencement Date.

8.  Basic Rent.Section 5.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

The Basic Rent shall be payable in equal Monthly Installments of Basic Rent in advance on the first day of each full calendar month during the Term, without any deduction or setoff whatsoever (except as otherwise expressly provided in this Lease), and without demand. Tenant shall pay the Advance Rent to Landlord concurrently with the signing of this Lease. The payment of Basic Rent shall commence on the Commencement Date, provided however, if the Commencement Date has not occurred by September 1, 2007 because (a) Tenant failed to deliver the Preliminary Plans and Specifications to Landlord by February 23, 2007, (b) Final Plans and Specifications were not completed by April 16, 2007 due to the action or inaction of Tenant or (c) of any other delay in the planning or construction process that is a direct consequence of any action or inaction of Tenant, then Tenant’s obligation to pay Basic Rent shall commence on September 1, 2007, notwithstanding that the Commencement Date shall not have occurred by such date. Notwithstanding anything to the contrary set forth herein or elsewhere in the Lease, Tenant’s obligation to commence the payment of Rent shall be delayed on a day-for-day basis in the event of any delay attributable to Unavoidable Delay or unreasonable delay on the part of Landlord during the planning and construction process. If Tenant’s obligation to pay Basic Rent occurs on a day other than the first day of a month, then the first monthly payment due shall include any prorated Basic Rent for the period from such date to the first day of the first full calendar month next following.

9.  Late Charge for Failure to Pay Rent and Additional Rent.Section 5.4 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

All sums payable as Basic Rent or Additional Rent shall be paid by Tenant to Landlord's Rental Payment Address, or at such other address as Landlord may from time to time designate by Notice given to Tenant care of Tenant's Notice Address. If any check tendered by Tenant in payment of Rent is dishonored upon presentment for payment, then Landlord, in addition to all other rights and remedies contained in this Lease, may assess a dishonor charge of Fifty Dollars ($50.00); and Landlord shall thereafter have the right to insist that all of Tenant's further payments be made by certified check. If Tenant fails to pay any Basic Rent or any Additional Rent within five (5) days of the time it is due and payable (including deemed failure to pay due to dishonor of Tenant's check upon presentation for payment), then Landlord, in addition to all other rights and remedies contained in this Lease, may assess a late charge against Tenant in the amount of Five Hundred Dollars ($500.00).

10.  Adjustment of Proportionate Share.Section 5.6 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

If Landlord elects to alter the Rentable Area of the Building (as, for example, reconfiguring Common Areas into Rentable Area, or reconfiguring Rentable Area into Common Area), then Landlord shall adjust Tenant's Proportionate Share. Appropriate proration shall be made for any partial period of a Lease Year resulting from such adjustment.

11.  Deposit.Section 5.7 of the General Terms and Conditions to Lease is amended to provide that Tenant shall have the option to tender to Landlord, as its Deposit, an irrevocable clean letter of credit. If Tenant elects such option, then the following provisions shall apply:

5.7.1  Upon Tenant’s execution of this Lease, Tenant shall tender to Landlord, as its Deposit, an irrevocable clean letter of credit in the form referred to in Exhibit A to this Rider and made a part hereof, issued by a national banking association and of Tenant's choosing, but in any event reasonably acceptable to Landlord, in the face amount of $71,283.49 (the "Letter of Credit") which shall be held by the Landlord as security for the Tenant's performance hereunder. If the Letter of Credit expires prior to the date scheduled for termination of this Lease, then, not less than thirty (30) days prior to the expiration of the Letter of Credit, Tenant shall deliver to Landlord a renewal or replacement of the Letter of Credit having the effect of renewing the expiring Letter of Credit or replacing it with a new Letter of Credit on terms materially identical to those of the expiring Letter of Credit. If Tenant fails to deliver a renewal or replacement of the expiring Letter of Credit on or before such thirty (30) day period then, following fifteen (15) days notice to Tenant, tendered in accordance with this Lease, and Tenant's failure or refusal to deliver such renewal or replacement within such fifteen (15) day period, Landlord shall use commercially reasonable efforts to draw under the Letter of Credit for the full amount thereof for application as hereinafter provided. The proceeds of such draw shall, upon receipt, be held by Landlord to be applied as hereinafter provided. If Tenant fails to deliver a renewal or re-placement of the expiring Letter of Credit in the manner above set forth and if, as a result, Landlord draws under the Letter of Credit as above set forth and receives the proceeds thereof, as aforesaid, then Tenant's original failure to deliver a renewal or replacement of the expiring Letter of Credit shall not be deemed to be an Event of Default pursuant to Section 21 of this Lease. If (i) Landlord uses commercially reasonable efforts to draw under the Letter of Credit as herein provided and in such event the issuing bank refuses to honor the Letter of Credit, or (ii) Tenant fails to deliver a renewal or re-placement of the expiring Letter of Credit in the manner above set forth and if, as a result of such refusal or failure, the Letter of Credit expires prior to Landlord's draw thereunder then in either event, Tenant's original failure to deliver a renewal or replacement of the expiring Letter of Credit shall be deemed to be an Event of Default pursuant to Section 21 of this Lease; in addition to Landlord's other remedies for such default Landlord shall have the right, upon demand by Landlord, to require Tenant to forthwith deliver to Landlord a substitute or replacement for the Letter of Credit and, in addition, Tenant shall pay Landlord an amount equal to interest at the Default Rate on the principal amount of the Letter of Credit, accounting from the date of expiration thereof to and including the date on which a replacement to the Letter of Credit is delivered to Landlord.

5.7.2  In no instance shall the amount of the Deposit be considered a measure of liquidated damages. Landlord may apply all or any part of the Deposit in total or partial satisfaction of any default by Tenant. The application of all or any part of the Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have, nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Deposit is applied to an obligation of Tenant under this Lease then Landlord shall have the right to call upon Tenant to restore the Deposit to its original amount in cash or post a new Letter of Credit in the original amount pursuant to the terms hereof by giving notice to Tenant, in which case Tenant shall immediately restore the Deposit. The Deposit, if reduced to cash, shall be held by Landlord without liability for interest; Landlord shall be entitled to the full use of the Deposit as reduced to cash and shall not be required to keep it in a segregated account or escrow. It is understood and agreed that should Landlord convey its interest under this Lease, the Deposit may be turned over by Landlord to

        Landlord's grantee or transferee, and upon any such delivery of the Deposit and assumption by such transferee of Landlord's obligations under this Lease with respect to the Deposit, Tenant hereby releases Landlord herein named of any and all liability with respect to the Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees. Landlord will return the balance of the Deposit not previously applied as provided herein, within thirty (30) days after expiration of the Term.

5.7.3  Tenant's obligations to maintain the Letter of Credit as security for Tenant's obligations under this Lease shall extend until the end of the Term of this Lease so long as Tenant has not theretofore committed an Event of Default under this Lease which results in a written notice of Default from Landlord. If no such Notice of Default has issued prior to such time then, at any time following the end of the Term of this Lease, and so long as no Event of Default then exists, Landlord shall, upon request of Tenant, (a) return an unexpired Letter of Credit or (b) refund the Deposit as previously reduced to cash by Landlord following negotiation of the Letter of Credit.

12.  Compliance with Rules, Ordinances, Etc.Section 6.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Tenant shall, throughout the Term, at Tenant's sole cost and expense, promptly comply with the provisions of the Rules and Regulations and all Legal Requirements, except as otherwise expressly provided herein, including Section 9.5 hereof.

13.  Hazardous Materials; Landlord’s Agreements.Section 6.4 of the General Terms and Conditions to Lease is amended to add the following provision:

6.4.3.

(a) Landlord hereby makes the following warranties to Tenant, each of which is made only to the best of Landlord's knowledge as of the date of this Lease: (i) Landlord has not placed or allowed to be placed on the Premises any Hazardous Materials or otherwise violated any Environmental Laws with respect to the Premises which violation remains unremedied; (ii) Landlord has received no notice of, nor does Landlord have any knowledge of placement of Hazardous Materials on the Premises by third parties; (iii) Landlord has made no environmental assessments, audits, tests or sampling to ascertain if the Premises was previously contaminated by Hazardous Materials or the existence of violation of Environmental Laws, nor does it have any knowledge of the existence of any such assessments, audits, tests or samplings; (iv) Landlord has neither filed or been required to file any reports respecting Hazardous Materials with any Appropriate Authority; (v) Landlord has received no notice from any Appropriate Authority respecting Hazardous Materials on the Premises.

(b) The provisions of this Paragraph (b) shall only apply if (i) it is determined at any time by a court of competent jurisdiction that the representations of Landlord contained in Paragraph (a) are not correct and that Landlord had actual knowledge of such incorrectness as of the date of this Lease; or (ii) Landlord, its agents, employees or contractors (but not tenants of Landlord or their agents, employees or contractors) violate any Environmental Laws with respect to the Premises. If this Paragraph (b) applies because of an occurrence described in the immediately preceding sentence, then the following shall apply: (1) Landlord shall be responsible for all costs incurred in complying with all Environmental Laws which relate to the occurrence in question and (2) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term from or in connection with the Hazardous Materials and the occurrence in question except for Tenant's lost profits or damages or loss to Tenant's business.

14.  Hazardous Material; Tenant’s Agreements.Section 6.4.1 of the General Terms and Conditions to Lease is amended to provide that notwithstanding anything to the contrary set forth therein, Tenant may be permitted to allow ordinary amounts of everyday cleaning and office supplies as are sold over the counter and are deemed to be necessary or useful to Tenant’s business or for the care and upkeep of the Premises to be brought upon, kept or used in or about the Premises provided they are used, kept and stored in a manner that complies with all Environmental Laws.

15.  Transfer.Section 7.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Except as expressly provided in Subsection 7.3, no Transfer shall be permitted of this Lease without the prior written consent of Landlord in each instance first obtained. Any consent given to any one Transfer shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported Transferee. No Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. Landlord agrees that its consent to a Transfer will not be unreasonably withheld, conditioned or delayed. Landlord will give Tenant prompt Notice of any denial of a request for Transfer approval, stating the reason or reasons for such denial.

16.  Transfer Approval Conditions.Section 7.2.5 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Tenant will promptly reimburse Landlord for all Fees and Costs actually and reasonably incurred by Landlord in connection with the review and approval of the proposed Transfer and any Transfer instrument, in any event not to exceed the Transfer Review Fee per proposed Transfer.

17.  Transfer Approval Conditions.Section 7.2.6 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

No Transfer will be to a then-existing tenant or occupant of the Building if and so long as other space is then available for leasing by Landlord in the Building, which is of sufficient size to accommodate the proposed Transferee’s need for space.

18.  Transfer Approval Conditions.Section 7.2.7 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

In the event that Landlord releases Tenant from its obligations under the Lease upon a Transfer, then upon request, the assignee (in the case of a proposed assignment) or Tenant (in the case of a proposed subletting) will increase the original Deposit to such amount as Landlord may reasonably require (or if no Deposit was initially made then such party will post with Landlord such Deposit as Landlord may reasonably require);

19.  Transfer Approval Conditions.Without in any way limiting the provisions of Section 7.1, Section 7.2.8 of the General Terms and Conditions to Lease is deleted in its entirety.

20.  Transfer Approval Conditions.Section 7.2.10 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

The Transfer will not result in the subletting, or subletting and assignment, of the Premises for occupancy by more than three (3) sublessees or assignees at any one (1) time during the Term.

21.  Corporate, Partnership Transfers.Section 7.3.1 of the General Terms and Conditions to Lease is clarified to provide that notwithstanding anything to the contrary set forth therein, Landlord’s consent shall not be required for transfers of stock of Tenant which are traded through a national or regional exchange or over-the-counter, direct or indirect transfers of stock or equity interests to any entities that control Tenant or are controlled by or under common control with Tenant, direct or indirect transfers of stock or equity interests in connection with the sale of all or substantially all of the stock or equity interests of Tenant or the merger of Tenant into another entity, or sale of all or substantially all of the assets of Tenant, provided however, that Tenant shall give Notice to Landlord of any such Transfer.

22.  Corporate, Partnership Transfers.Section 7.3.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Tenant may Transfer this Lease, at any time during the Term of this Lease, to any parent, subsidiary or affiliate corporation of Tenant or to the surviving corporation in connection with a merger, consolidation or acquisition between Tenant and any of its subsidiaries or any other corporation, or in connection with the sale of all or substantially all of the property and assets of the Tenant, upon prior Notice to Landlord but without Landlord's prior written consent, provided, in the case of any assignment, (i) in the event that Tenant is fully released from its obligations under the Lease, the net worth of the assignee corporation shall be reasonably satisfactory to Landlord; (ii) such assignee continues to operate the business conducted in the Premises for the Permitted Use and in the same manner as Tenant and pursuant to all of the provisions of this Lease; (iii) such assignee corporation shall assume in writing in a form reasonably satisfactory to Landlord all of Tenant's obligations hereunder; (iv) Landlord shall be furnished with a copy of such assignment within ten (10) days prior to the effective date of the proposed assignment or other transfer thereof; and (v) Tenant to which the Premises were initially leased shall continue to remain liable on this Lease for the performance of all terms including, but not limited to, payment of all rentals and other sums due under this Lease.

23.  Request for Transfer.Section 7.4 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Tenant's notice of its intent to Transfer shall (in the event such Transfer consists of an assignment of all of Tenant’s right, title and interest in and to this Lease) also be deemed to constitute Tenant's offer to reconvey to Landlord, as of the proposed effective date of the Transfer, that portion of the Premises which is the subject of the proposed Transfer, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in the sole and unfettered exercise of its discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer, and, if Landlord accepts, the reconveyance shall be evidenced by an agreement in form and substance acceptable to Landlord. If Landlord fails to accept or reject the offer within the thirty (30) day period then Landlord shall be deemed to have rejected the offer of reconveyance, but no such rejection shall be deemed to be a consent to the requested Transfer. This provision shall not apply in the case of a proposed Transfer covered by Section 7.3.2.

24.  Excess Rent.Section 7.5 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

In the case of any Transfer made without Landlord's prior written consent Landlord may nevertheless collect Rent from the Transferee and apply the net amount collected to the Rent herein reserved. The acceptance by Landlord of the payment of Rent following any Transfer not expressly consented to by Landlord pursuant to this Section shall not be deemed to be a consent by Landlord to such Transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder, nor constitute a release of Tenant or any guarantor of Tenant's obligations from the further performance by Tenant and such guarantor of the terms and provisions of this Lease and any such guaranty. Furthermore, under any and all circumstances, in the case of any Transfer, Tenant shall pay to Landlord monthly, as Additional Rent, the 50% of the excess of the consideration received or to be received less Tenant’s actual and reasonable costs directly attributable to the Transfer during such month for such Transfer including commissions, allowances and attorneys’ fees (whether or not denominated as rent) over the Rent reserved for such month in this Lease applicable to such portion of the Premises so Transferred.

25.  Abandonment.Section 8.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Tenant shall not abandon the Premises at any time during the Term of this Lease. If Tenant does abandon the Premises or is dispossessed by process of law then any of Tenant’s Personal Property left on the Premises may, at the option of the Landlord, be deemed to have been abandoned by Tenant, in which case the provisions of Subsection 8.4 shall apply. For purposes hereof, Tenant shall be deemed to have abandoned the Premises if Tenant has ceased to operate its business from the Premises, has removed or indicated the intent to remove Tenant’s Personal Property from the Premises and fails or has failed to maintain the Premises as otherwise provided in this Lease.

26.  Surrender.Section 8.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Unless sooner terminated, this Lease shall expire absolutely upon the expiration of the Term without the necessity of any notice or other action from or by either party. At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises were upon the Commencement Date, except (i) ordinary wear and tear, (ii) to the extent that the Premises is not required to be repaired or maintained by Tenant, (iii) damage by Casualty and (iv) Alterations for which, upon Tenant’s request for approval by Landlord of the same, Landlord did not indicate that Tenant would be required to remove such Alterations upon the termination or expiration of the Term. Tenant shall surrender to Landlord all keys for the Premises to Landlord's Notice Address and shall notify Landlord in writing of all combinations or codes for any other locks, vaults or alarm systems, if any, installed in the Premises. Landlord shall inspect the Premises to determine whether they are returned in the condition called for under this Section. Tenant shall be afforded a reasonable opportunity to be present at such inspection. Tenant's obligations to observe and perform the covenants set forth in this Subsection shall survive the expiration or earlier termination of this Lease.

27.  Removal of Cabling, Alterations.Section 8.3 of the General Terms and Conditions to Lease is amended to provide that with respect to Alterations other than data and communications cabling and equipment installed in the Premises or otherwise in the Building specifically to serve Tenant in its use of the Premises, notwithstanding anything to the contrary set forth therein, Tenant shall not be required to remove Alterations that are of an ordinary and customary nature with respect to commercial office space. The determination of whether any Alteration is ordinary and customary shall be made by Landlord in its reasonable judgment.

28.  Removal of Tenant’s Personal Property, Trade Fixtures.The reference to “five (5) days Notice to Tenant” in Section 8.4 of the General Terms and Conditions to Lease is deleted and substituted in lieu thereof with “ten (10) days Notice to Tenant.”

29.  Repairs to be Made by Landlord.Section 9.1 of the General Terms and Conditions to Lease is amended to provide that in performing such repairs, Landlord (i) shall not unreasonably impair or impede access to the Premises by Tenant, its employees and invitees, and (ii) shall use commercially reasonable efforts to minimize interruption to or interference with Tenant’s business.

30.  Damage to Premises, Building, Center.Section 9.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Except as, and to the extent, otherwise provided in Subsection 14.5, Tenant shall reimburse Landlord, upon demand (as Additional Rent), for the cost of the repair of any damage to or dangerous condition caused or created in the Center, if caused or created by Tenant, its employees, agents or contractors. If Tenant fails to commence such repair or remediation within ten (10) days after Landlord's notice to do so, or if Landlord elects to undertake such repair or remediation for the account of Tenant, then Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rent. Tenant's obligations for Additional Rent hereunder shall accrue interest thereon at the Reimbursement Rate until paid; and its payment and performance obligations hereunder shall survive the termination of this Lease. Tenant’s obligations under this Section do not apply in the case of remediation following a Casualty.

31.  Alterations by Tenant.Section 9.4.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

If Landlord’s consent is required for the making of an Alteration then Tenant’s request for consent will be accompanied by reasonably complete plans and specifications for the proposed Alterations. If such approval is granted, Tenant shall cause the Alterations described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified and licensed persons or entities, without interference with or disruption to the operations of tenants or other occupants of the Building or the Center. Alterations shall only be made after Tenant has obtained any necessary permits from governmental authorities for the Alterations. Tenant shall notify Landlord of the date on which work on Alterations is scheduled to begin and shall arrange for periodic inspections by Landlord of the job progress to insure compliance with the approved plans and specifications. All such work shall comply with all Legal Requirements and shall be performed by contractors who are approved by Landlord (whose approval will not be unreasonably withheld) and who carry the insurance coverage required in Section 15. Landlord shall have the right to require from Tenant, or Tenant's contractor, further assurances against mechanics' liens including, but not limited to, lien waivers and releases from all contractors, subcontractors, and suppliers.

32.  Alterations by Tenant.Section 9.4.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Any Alterations shall be made at Tenant's sole cost, payable by Tenant as Additional Rent; and such cost shall include a supervisory fee of three percent (3%) of the total cost of the work for which Landlord shall oversee the construction of the Alterations to ensure (i) compliance with the rules and regulations set forth in the Lease and as established for the Building generally, (ii) that the construction does not interfere with other tenants’ uses of their respective premises or the Common Areas of the Building and (iii) that the Alterations are in compliance with building standard qualities. Upon completion of the Alterations, the contractor shall provide Landlord with as-built drawings, operating manuals and lien waivers with respect to the same. If Tenant makes any Alterations in violation of Section 9, in addition to Landlord's other remedies, Landlord may correct or remove such Alterations and Tenant shall, on demand, pay the cost thereof (plus three percent (3%) of such cost as a supervisory fee) as Additional Rent. If any mechanic's lien is filed against the Premises or the Building or the Center for work or materials furnished to Tenant (other than by Landlord) the lien shall be discharged by Tenant within thirty (30) days thereafter, solely at Tenant's expense, by either paying off or bonding the lien. Should Tenant fail to discharge any lien within thirty (30) days of its filing, then, in addition to Landlord's other remedies, Landlord shall have the right, but not the obligation, to discharge said lien at Tenant's expense, in which case Tenant shall reimburse Landlord for the same upon demand, as Additional Rental, together with interest accounting from the date of demand until payment is made.

33.  Alterations to Comply with Legal Requirements.Section 9.5.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Subject to Landlord's obligations set forth in the previous Subsection and in the following Subsection, if any Alterations are required to be made to the Premises, the Building or the Center due to a change in, or change in the interpretation of, or more stringent enforcement of, Legal Requirements occurring on or after the Commencement Date (and not in connection with Alterations elsewhere in the Center undertaken by Landlord), then Landlord shall make such Alterations as aforesaid, provided that the cost of such Alterations shall be amortized over their useful life (as determined in accordance with the Internal Revenue Code and generally accepted accounting principles) and a ratable portion of such cost shall be included within the definition of Operating Costs in each Lease Year until such cost is fully amortized.

34.  Alterations to Comply with Legal Requirements. The reference to “a supervisory fee of fifteen percent (15%)” in Section 9.5.3 of the General Terms and Conditions to Lease is deleted and substituted in lieu thereof with “a supervisory fee of three percent (3%).”

35.  Electrical Generator and Equipment.Section 10.1 of the General Terms and Conditions to Lease is amended to provide that during the Term of this Lease, and so long as Tenant is in possession of the Premises, and no Event of Default exists, Tenant shall have the right to install and maintain a back-up electrical power generator in a portion of the Common Area of the Center, which portion shall be approved by Landlord, to provide emergency, back-up electrical service to the Premises, including electrical conduits from Electrical Generator and Equipment to provide power to the interior of the Premises, and including a fuel source or supply to power such equipment, and padding and screening for the installation and location of such equipment (collectively, the “Electrical Generator Equipment”). The following provisions shall govern the specification, location, installation, use, maintenance, repair, replacement and removal of the Electrical Generator Equipment.

35.1.  All such installations shall be for the exclusive use of Tenant, solely for the provision of emergency back-up electrical current to support Tenant’s operations in the Premises in the event of a temporary failure of utility-supplied electrical power to the Premises. Under no circumstances whatsoever shall Tenant sell, rent, assign, sublet, license or otherwise share the Electrical Generator Equipment with or to any other person or entity, except any permitted Transferee pursuant to Section 7.3 of the Lease.

35.2.  Tenant will not make any installation of Electrical Generator Equipment on or in the Building or the Common Areas of the Center until Tenant shall have caused complete and detailed plans and specifications therefor to have been prepared, at Tenant's expense, by an architect, engineer, or other duly qualified person, shall have submitted same to Landlord for review by Landlord and Landlord's architects and engineers, and shall have obtained Landlord's written approval thereof which approval shall not be unreasonably withheld.

35.3.  Without in any way limiting the exercise of Landlord's discretion in reviewing and approving Tenant's request, no Electrical Generator Equipment shall be permitted to be installed if the same: (i) exceeds an area of 10’W x 20’L x 10’H; (ii) in the reasonable opinion of Landlord or Landlord's architect or engineer, impairs the structural integrity of, or requires the installation of structural reinforcements to, the Building or any Common Areas, (iii) in the reasonable opinion of Landlord or Landlord's architect or engineer, is likely to interfere with existing Building systems; or (iv) is otherwise architecturally or aesthetically incompatible with the Building, or would violate applicable restrictive covenants or architectural controls with respect to the Building or the Center, due to the proposed Electrical Generator Equipment's design, height, bulk, shape, color scheme, finish, configuration, appearance, materials or proposed location.

35.4.  Prior to the commencement of installation of any Electrical Generator Equipment Tenant shall obtain and exhibit to Landlord copies of all requisite approvals and licenses with respect thereto, local zoning and regulatory approval, building permits, and any architectural approvals required under restrictive covenants applicable to the Building and the Center. Landlord's approval of Tenant's plans and specifications for the Electrical Generator Equipment, if granted, shall not under any circumstances be deemed to imply that the same comply with, or are permitted to be installed under, any Federal, state or local laws or regulations, or private covenants, conditions and restrictions.

35.5.  Any cabling to be installed from the Electrical Generator Equipment to the Premises shall be shielded to prevent interference with other Building cabling or communications systems, shall be properly identified and labeled at every access point within the Building, shall be coated to comply with all applicable electrical, fire and life safety codes, and shall be installed only through approved channeling and conduits and otherwise as approved by Landlord.

35.6.  If all required approvals, licenses and permits are granted as provided above, then Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified and licensed persons or entities, without interference with or disruption to the operations of tenants or other occupants of the Building or the Center or neighboring properties. All such work shall comply with the terms of Landlord's approval, as well as with all applicable codes, rules, regulations and ordinances and shall be performed by Landlord’s contractor. Landlord shall receive a supervisory fee in the amount of three percent (3%) of the cost of the work performed hereunder, for which Landlord will oversee the construction performed by the contractor to ensure (i) compliance with the rules and regulations set forth in the Lease and as established for the Building and the Center generally, (ii) that the construction does not interfere with other tenants’ uses of their respective premises or the Common Areas of the Building and (iii) that the construction of the Electrical Generator Equipment is in compliance with the specifications set forth herein and as established by Landlord from time to time. Such supervisory fee shall be payable by Tenant as Additional Rent.

35.7.  If Tenant is permitted to install the Electrical Generator Equipment following Landlord's approval, then Landlord shall notify Tenant of the date on which work is scheduled to begin. Landlord shall arrange for periodic inspections of the job progress to insure compliance with the approved plans and specifications. Landlord shall also have the right at any time before, during, or after the construction to require Tenant to furnish further assurances against mechanics' liens including, but not limited to, releases of liens signed by all contractors, subcontractors, and suppliers, and affidavits executed by the appropriate party, that all charges for labor and materials have been paid. Tenant shall promptly pay or bond off any lien filed against the Premises, the Building or the Center for any construction performed on behalf of Tenant.

35.8.  From time to time during the Term, and only upon such reasonable prior notice and under such supervision as Landlord shall deem necessary or desirable to protect its interests, Tenant shall be permitted access to the Common Areas of the Center, as well as to necessary interior Building systems areas, for the purpose of performing necessary maintenance and repairs to the Electrical Generator Equipment. Tenant shall be responsible for scheduling inspections of the Electrical Generator Equipment, including without limitation, any fuel tank(s). Tenant shall provide written notice to Landlord of the times of such inspections which times shall, in any event, be agreeable to Landlord and Landlord shall supervise such inspections, in Landlord’s discretion. Any substantial modification, alteration, substitution or addition to the Electrical Generator Equipment shall be subject to the approval provisions contained in the preceding paragraphs of this Section.

35.9.  All Electrical Generation Equipment installed for Tenant shall be removed from the Building or Common Areas upon the termination of this Lease unless Landlord and Tenant otherwise agree. If Electrical Generation Equipment is to be removed at the termination of this Lease, then Tenant hereby agrees to cause the same to be removed and to restore such areas to the condition existing prior to installation of the Electrical Generator Equipment at its sole cost and expense unless Landlord determines to control the removal of some or all of the same, in which case such removal shall be at Tenant's cost and expense. If Tenant is required to perform such removal and fails to remove the same, then Landlord may cause them to be removed at Tenant's expense, and Tenant hereby agrees to reimburse Landlord for the cost of such removal, together with all and any damages which Landlord may suffer and sustain by reason of Tenant's failure to remove the same. Tenant's obligations to observe and perform the covenants set forth in this Subsection shall survive the expiration or earlier termination of this Lease.

35.10.  Tenant agrees to pay Landlord, upon written demand, as Additional Rent, all costs incurred by Landlord in connection with any actual or proposed installation of Electrical Generator Equipment, including, without limitation, the costs of investigations by Landlord and Landlord's architects and engineers and other design professionals as to the acceptability of a proposed installation of Electrical Generator Equipment. Tenant acknowledges and agrees that the costs and expenses imposed and agreed to be paid by Tenant under this Subsection are agreed to be paid in consideration of the Landlord's processing of the Tenant's request, and that they are not intend-ed as consideration for the consent to installation of Electrical Generator Equipment. Payment of such fees and costs shall under no circumstances obligate the Landlord to consent to any requested installation.

35.11.  Tenant shall maintain all records for Electrical Generator Equipment, including without limitation, any fuel tank(s) and Tenant shall provide copies of such records to Landlord upon request therefor. Tenant shall (i) immediately report any fuel spill to Landlord and the Appropriate Authorities (ii) promptly report any notice of violation of Applicable Laws or Environmental Laws to Landlord and

shall remedy any of the foregoing at Tenant’s sole cost and expense. Without limiting the foregoing, Tenant at all times comply with the provisions of Section 6.4 of the Lease.

35.12.  The Electrical Generator Equipment shall have noise-abatement devices and shall only be run by Tenant in the event of a power failure or during scheduled maintenance and repairs occurring other than during standard hours of operation.

35.13.  Additional general specifications of the Electrical Generator Equipment shall further be determined by Landlord at such time as Tenant provides Landlord notice of Tenant’s intention to exercise its rights under this Section and provides Landlord with the initial plans and specifications for the construction of the Electrical Generator Equipment.

36.  Management of Common Areas.Section 10.2 of the General Terms and Conditions to Lease is amended to provide that, without limiting any of Landlord’s rights contained therein, Landlord shall operate and maintain the Common Areas of the Center in a manner consistent with a first class business park.

37.  Changes and Additions to the Center.Section 10.3 of the General Terms and Conditions to Lease is amended to provide that in the course of making such changes or additions, Landlord shall use commercially reasonable efforts to minimize interruption to or interference with Tenant’s business.

38.  Roof and Walls; Excavation; Satellite Antenna.Section 10.4 of the General Terms and Conditions to Lease is amended to adding thereto the following provision:

38.1.  During the Term of this Lease, and so long as Tenant is in possession of the Premises, and no Event of Default exists, Tenant shall be permitted to have access to the roof of Landlord's Building in order to install and maintain thereon one (1) pole antenna, one (1) parabolic microwave antenna and one (1) satellite dish, together with the right to install and maintain related cabling between such device and Tenant's Premises (all, collectively, the "Communications Equipment"), upon the following terms and conditions.

38.2.  All such installations shall be for the exclusive use of Tenant, solely for the transmission and reception of radio signals (including audio, video, internet, data, telephone interactive communications, and similar services, commonly referred to as “Broadband Service”) in the conduct of its business operations at the Premises for the Permitted Use. Under no circumstances whatsoever shall Tenant sell, rent, assign, sublet, license or otherwise share the Communications Equipment with or to any other person or entity, except to the extent actually and reasonably necessary to permit Tenant to conduct its business at the Premises for the Permitted Use.

38.3.  Tenant will not make any installation of Communications Equipment on or in the Building until Tenant shall have caused complete and detailed plans and specifications therefor to have been prepared, at Tenant's expense, by an architect, engineer, or other duly qualified person, shall have submitted same to Landlord for review by Landlord and Landlord's architects and engineers, and shall have obtained Landlord's written approval thereof.

38.4.  Without in any way limiting the exercise of Landlord's discretion in reviewing and approving Tenant's request, no Communications Equipment shall be permitted to be installed if the same: (i) exceeds 6 feet in height above the surface of the Building roof, (ii) weighs more than 300 pounds or otherwise overloads the roof structure, (iii) is not located within the roof screen (with respect to a satellite dish) (iv) in the reasonable opinion of Landlord or Landlord's architect or engineer, requires the installation of structural reinforcements to the Building, (v) in the reasonable opinion of Landlord or Landlord's architect or engineer, is likely to interfere with existing Building systems or with the transmission or reception of radio signals by existing antennae on or in the Building or on or in adjacent properties; or (vi) is otherwise architecturally or aesthetically incompatible with the Building due to the proposed Communications Equipment's design, height, bulk, shape, color scheme, finish, configuration, appearance, materials or proposed location.

38.5.  Prior to the commencement of installation of any Communications Equipment Tenant shall obtain and exhibit to Landlord copies of all requisite approvals and licenses with respect thereto, including FCC approvals for transmitting equipment, local zoning and regulatory approval, building permits, and any architectural approvals required under restrictive covenants applicable to the Building and the Center. Landlord's approval of Tenant's plans and specifications for the Communications Equipment, if granted, shall not under any circumstances be deemed to imply that the same comply with, or are permitted to be installed under, any Federal, state or local laws or regulations, or private covenants, conditions and restrictions.

38.6.  Any cabling to be installed from the roof-mounted Communications Equipment to the Premises shall be shielded to prevent interference with other Building cabling or communications systems, shall be properly identified and labeled at every access point within the Building, shall be coated to comply with all applicable fire and life safety codes, and shall be installed only through approved channeling and communications closets or otherwise as approved by Landlord.

38.7.  If all required approvals, licenses and permits are granted as provided above, then Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified and licensed persons or entities, without interference with or disruption to the operations of tenants or other occupants of the Building or the Center or neighboring properties. All such work shall comply strictly with the terms of Landlord's approval, as well as with all applicable codes, rules, regulations and ordinances and shall be performed by Landlord’s contractor or contractors who are approved by Landlord and who carry the insurance coverage required to be carried by Tenant's contractors as provided elsewhere in the Lease. Landlord shall receive a supervisory fee of three percent (3%) of the total cost of the work, for which Landlord will oversee the construction performed by the contractor to ensure (i) compliance with the rules and regulations set forth in the Lease and as established for the Building and the Center generally, (ii) that the construction does not interfere with other tenants’ uses of their respective premises or the Common Areas of the Building and (iii) that the construction of the Communications Equipment is in compliance with the specifications set forth herein and as established by Landlord from time to time. Such supervisory fee shall be payable by Tenant as Additional Rent.

38.8.  If Tenant is permitted to install the Communications Equipment following Landlord's approval, then Tenant shall notify Landlord of the date on which work is scheduled to begin and shall arrange for periodic inspections by Landlord of the job progress to insure compliance with the approved plans and specifications. Landlord shall also have the right at any time before, during, or after the construction to require Tenant to furnish further assurances against mechanics' liens including, but not limited to, releases of liens signed by all contractors, subcontractors, and suppliers, and affidavits executed by Tenant, Tenant's contractor, or architect, that all charges for labor and materials have been paid. Tenant shall promptly pay or bond off any lien filed against the Premises, the Building or the Center for any construction performed by or on behalf of Tenant.

38.9.  From time to time during the Term, and only upon such reasonable prior notice and under such supervision as Landlord shall deem necessary or desirable to protect its interests, Tenant shall be permitted access to the roof and Common Areas of the Center, as well as to interior Building systems areas, for the purpose of performing necessary maintenance and repairs to the Communications Equipment. Any substantial modification, alteration, substitution or addition to the Communications Equipment shall be subject to the approval provisions contained in the preceding paragraphs of this Section.

38.10.  All Communications Equipment installed by or for Tenant shall be removed from the Building or Common Areas upon the termination of this Lease unless Landlord and Tenant otherwise agree. If Communications Equipment is to be removed at the termination of this Lease, then Tenant hereby agrees to cause the same to be removed at its sole cost and expense unless Landlord determines to control the removal of some or all of the same, in which case such removal shall be at Tenant's cost and expense. If Tenant is required to perform such removal and fails to remove the same, then Landlord may cause them to be removed at Tenant's expense, and Tenant hereby agrees to reimburse Landlord for the cost of such removal, together with all and any damages which Landlord may suffer and sustain by reason of Tenant's failure to remove the same. Tenant's obligations to observe and perform the covenants set forth in this Subsection shall survive the expiration or earlier termination of this Lease.

38.11.  Tenant's agrees to pay Landlord, upon written demand, as Additional Rent, all costs incurred by Landlord in connection with any actual or proposed installation of Communications Equipment, including, without limitation, the costs of investigations by Landlord and Landlord's architects and engineers and other design professionals as to the acceptability of a proposed installation of Communications Equipment. Tenant acknowledges and agrees that the costs and expenses imposed and agreed to be paid by Tenant under this Subsection are agreed to be paid in consideration of the Landlord's processing of the Tenant's request, and that they are not intend-ed as consideration for the consent to installation of Communications Equipment. Payment of such fees and costs shall under no circumstances obligate the Landlord to consent to any requested installation.

39.  Tenant’s Proportionate Share of Increased Operating Costs.Section 11.1 of the General Terms and Conditions to Lease is amended to provide that notwithstanding anything to the contrary set forth therein, Landlord shall not re-adjust Tenant’s monthly installments of Operating Costs more than two (2) times per Operating Year.

40.  Expense Statement; Accounting.The reference to “fifteen (15) days” in Section 11.2 of the General Terms and Conditions to Lease is deleted and substituted in lieu thereof with “thirty (30) days.”

41.  Tenant Right to Audit.Section 11.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Following receipt of an Expense Statement Tenant shall have the right to conduct a reasonable review of Landlord's records relating to Operating Costs for the Operating Year just ended, and to which the Expense Statement relates, provided that Tenant strictly complies with the provisions of this Subsection. No review shall be permitted at any time in which an Event of Default exists under this Lease (including an Event of Default arising by virtue of Tenant’s failure to pay any sum deemed Additional Rent, regardless of dispute as to the propriety Landlord’s claim for payment). If an Event of Default occurs at any time during the pendency of a review of records then the review right shall immediately cease, and the matters set forth in the Expense Statement under review shall be conclusively deemed correct, provided however, that if Tenant cures the Event of Default within ninety (90) days following Tenant’s receipt of the Expense Statement, it may exercise the right contained in this Section upon five (5) days’ prior Notice. No subtenant shall have the right to conduct any such review; and no assignee of Tenant (other than an assignee permitted pursuant to Subsection 7.3) shall have the right to conduct any review with respect to a period antedating the assignment. Tenant shall exercise its right upon not less than fifteen (15) days’ prior Notice, given at any time within ninety (90) days following Tenant’s receipt of an Expense Statement (time being of the essence). Any such review shall be conducted by Tenant or by an independent certified public accountant of Tenant’s choosing that is not being compensated by Tenant on a contingency fee basis. If Tenant employs such a third party reviewer then as a condition precedent to such review Tenant shall deliver to Landlord a copy of Tenant’s written agreement with such accountant which shall include provisions which state that (i) Landlord is an intended third-party beneficiary of the agreement, (ii) the accountant will not in any manner solicit or agree to represent any other tenant of the Center with respect to a review of Landlord’s accounting records at the Center, and (iii) the accountant will maintain in strict confidence, subject to any subpoena pursuant to any legal proceeding, any and all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity other than to the Tenant. Any such review shall be conducted at Landlord’s office at the Center or at Landlord’s principal offices, or at such other location as Landlord may reasonably designate. Landlord will provide Tenant with reasonable accommodation for the review and reasonable use of available office equipment (including, without limitation, telephones and copy machines), but may make a reasonable charge for Tenant’s telephone calls and photocopies. Tenant shall deliver to Landlord a copy of the results of any such review within thirty (30) days following its completion or receipt by Tenant and will maintain in strict confidence any and all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity other than Tenant’s counsel and accountant, subject to any subpoena pursuant to any legal proceeding. The cost of the audit, including any copies made of any of Landlord’s records, shall be borne by Tenant, provided that if it is determined as a result of such audit that Operating Costs as shown on such Expense Statement exceeded the actual Operating Costs for such Operating Year by more than five percent (5%), (i) Landlord shall reimburse Tenant for Tenant’s actual and reasonable costs of performing the audit and (ii) Tenant shall, upon fifteen (15) days’ written notice given at any time within ninety (90) days following Tenant’s receipt of the audit results, be permitted to conduct an audit with respect to the two (2) Operating Years immediately preceding the Operating Year subject to the initial audit. A dispute over the Expense Statement or any error by Landlord in interpreting or applying the provisions of this Lease respecting Operating Costs or in calculating the amounts in the Expense Statement shall not be a breach of this Lease by Landlord, and even if any legal proceeding over the Expense Statement is resolved against Landlord this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages. Pending the determination of any such dispute Tenant shall pay amounts billed with respect to such Expense Statement as Additional Rent, without prejudice to Tenant's position, and subject to rebate of any amounts subsequently found to have been charged to Tenant in error. If the dispute shall be determined in Tenant's favor then Landlord shall promptly pay to Tenant the amount of Tenant's overpayment of Rent resulting from compliance with the Expense Statement together with interest from the time of such overpayment at the Reimbursement Rate, together with all of Tenant's attorney fees, costs and expenses incurred in contesting the Expense Statement.

42.  Tenant’s Proportionate Share of Increased Taxes. Section 12.1 of the General Terms and Conditions to Lease is (i) clarified to provide that the Building is separately assessed and Tenant’s Proportionate Share of Increased Taxes shall be based on such assessment and (ii) amended to provide that notwithstanding anything to the contrary set forth therein, Landlord shall not re-adjust Tenant’s monthly installments of Taxes more than two (2) times in any Tax Year.

43.  Payment of Proportionate Share of Taxes. Section 12.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Tenant's Proportionate Share of Taxes shall be paid by Tenant, at Landlord's election (i) in advance, in equal monthly installments in such amounts as are estimated and billed for each Tax Year by Landlord commencing July 1, 2008 and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month or (ii) in lump sum, following Landlord's receipt of the tax bill for the Tax Year in question, and calculation of Tenant's Proportionate Share with respect thereto. If Landlord has elected that Tenant pay its Proportionate Share of Taxes in installments, in advance, then, at any time during a Tax Year, Landlord may re-estimate Tenant's Proportionate Share of Taxes and thereafter adjust Tenant's monthly installments payable during the Tax Year to reflect more accurately Tenant's Proportionate Share of Taxes. Promptly following Landlord's receipt of tax bills for each Tax Year Landlord will notify Tenant of the amount of Taxes for the Tax Year in question and the amount of Tenant's Proportionate Share thereof. Any overpayment or deficiency in Tenant's payment of its Proportionate Share of Taxes for each Tax Year shall be adjusted between Landlord and Tenant; Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within thirty (30) days of the aforesaid notice to Tenant, such amount necessary to effect such adjustment. Landlord's failure to provide such notice within the time prescribed above shall not relieve Tenant of any of its obligations hereunder.

44.  Taxes on Rent.Section 12.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

In addition to Tenant's Proportionate Share of Taxes, Tenant shall pay to the appropriate agency any sales, excise and other tax (not including, however, Landlord's income taxes) levied, imposed or assessed by the State of Maryland or any political subdivision thereof or other taxing authority upon any Rent payable hereunder. Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment, and any other property of Tenant.

45.  Elevator.Section 13.1.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

At least one elevator subject to call at all times, including Sundays and holidays, in elevator-serviced buildings.

46.  Utilities.Section 13.1.2 of the General Terms and Conditions to Lease is amended to provide that as of the date hereof, (i) Landlord’s standard hours of operation are 8:00 a.m. until 6:00 p.m. on Monday through Friday and 8:00 a.m. through 1:00 p.m. on Saturday, exclusive of holidays and (ii) after-hours service is available at the rate of $75.00 per hour. Notwithstanding anything to the contrary set forth therein, (i) the utilities described in Section 13.1.2 shall be furnished in such amounts as are normally or usually furnished in comparable first class office buildings in the locale of the Center and (ii) any adjustment of after-hours service rates pursuant to this Section shall reflect Landlord’s actual additional cost in providing such service.

47.  Cleaning.With regard to Section 13.1.3 of the General Terms and Conditions to Lease, cleaning specifications are attached hereto as Exhibit B.

48.  Common Area Maintenance.Section 13.1.6 is deleted in its entirety and the following provision is substituted:

Routine maintenance, painting, and electric lighting service for all Common Areas of the Building in such manner as Landlord deems reasonable and in any event is consistent with maintenance of a first class office building.

49.  Services and Utilities.Section 13.1 of the General Terms and Conditions to Lease is amended to add the following section thereto:

13.1.8 Access. Tenant shall have 24-hour/day, 7 days/week, 365 days/year access to the Premises.

50.  Interruption of Service.Section 13.2 of the General Terms and Conditions to Lease is amended to provide that if electricity, sewerage service, or water shall be unavailable to the Premises for a period of more than five (5) consecutive business days, due to Landlord's negligence, such that Tenant shall be unable to continue operations at the Premises, then Tenant shall be entitled, upon a judicial determination of Landlord's negligence, to an abatement of all rental attributable to the entire period of unavailability.

51.  Services and Utilities. Section 13 of the General Terms and Conditions to Lease is amended to add the following section thereto:

13.4 Option to Submeter Electricity

13.4.1 Either in connection with the construction of the Leasehold Improvements described in Exhibit B, or at anytime thereafter during the Term, Tenant may elect to install a submeter exclusively for the Premises to measure Tenant’s consumption of electricity (the “Electric Submeter”). Subject to Section 5 of Exhibit B and Section 9.4.1 of the General Terms and Conditions to Lease, the Electric Submeter shall be installed at Tenant’s cost.

13.4.2  If the Electric Submeter is installed, then Tenant shall thereafter pay to Landlord the cost of electricity Tenant consumes as recorded by the Electric Submeter, and Basic Rent and Additional Rent shall be adjusted in accordance with subsections 13.4.3 and 13.4.4 below; provided, however, that in no event will Tenant be liable for any charges for electricity used in the Premises before the Commencement Date. Landlord shall bill Tenant periodically (but no more often than monthly) based upon such electric consumption. Tenant shall pay each invoice it receives from Landlord under this subsection within thirty (30) days after receipt.

13.4.3 Effective as of the date the Electric Submeter is installed and operating (the “Submeter Commencement Date”), Basic Rent shall be adjusted as follows. If the Submeter Commencement Date occurs before the Commencement Date or during the first Lease Year, then Sections 1.4 and 1.5 shall be amended and restated in their entirety as follows:

1.4 Basic Rent: The annual sum of $695,331.50 payable in equal consecutive monthly installments of $57,944.29 with respect to the first Lease Year of the Term, thereafter subject to the Basic Rent Adjustment as provided in Section 5.2 of the General Terms and Conditions to Lease.

1.5 Basic Rent Adjustment: For the second and each successive Lease Year, three percent (3.0%). Basic Rent shall be payable during the Term in accordance with the following schedule:

Lease Year	Annual Basic Rent	Monthly Installment
1	$695,331.50	$57,944.29
2	$716,191.45	$59,682.62
3	$737,677.19	$61,473.10
4	$759,807.50	$63,317.29
5	$782,601.73	$65,216.81

If the Submeter Commencement Date occurs after the first Lease Year, then (i) the Annual Basic Rent then in effect shall be adjusted to equal the Annual Basic Rent then in effect minus $2.00 per square feet of the Premises (the “Reduced Basic Rent”), and monthly installments thereof shall be adjusted to equal 1/12th of the Reduced Basic Rent, and (ii) at the commencement of the next and each successive Lease Year following the Submeter Commencement Date, Reduced Basic Rent shall be increased by an amount equal to the product of the Basic Rent Adjustment multiplied by the Reduced Basic Rent payable by Tenant during the Lease Year preceding each annual increase, the intent being to give effect to the Basic Rent Adjustment provided in Section 1.5, but using the Reduced Basic Rent as the starting point. The Basic Rent Adjustment shall apply during the original Term and any extended or renewal term of this Lease unless otherwise expressly provided in any amendment to this Lease.

13.4.4 Effective as of the Submeter Commencement Date, Additional Rent shall be adjusted as follows: Base Operating Costs shall be reduced from $5.60 per square feet of the Premises ($181,109.60) to $3.60 per square feet of the Premises ($116,427.60). In addition, the definition of Operating Costs shall be amended to provided that Operating Costs shall not include any electric charges for any premises in the Building either leased or available for lease to tenants.

13.4.5 Promptly following the Submeter Commencement Date, the parties shall enter into an amendment to this Lease confirming the Submeter Commencement Date, and reflecting the changes in Basic Rent and Additional Rent provided herein.

52.  Indemnity by Tenant.Section 14.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

To the maximum extent permitted by law, but subject to the provisions of Subsection 14.5, Tenant indemnifies Landlord, any Superior Lessor and any Superior Mortgagee, and agrees to save them harmless and, at the option of any of them, defend them from and against any and all claims, actions, damages, liabilities and expenses (including attorneys' and other professional fees) judgments, settlement payments, and fines paid, incurred or suffered by any of them in connection with loss of life or personal injury, or damage to property or to the environment, suffered by third parties, or in connection with any accident, injury or damages whatever in the Premises, and arising from or out of the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the

Commencement Date that Tenant may have been given access to the Premises, excepting, however, any such loss or damage occasioned by the negligence or willful misconduct of Landlord, Landlord’s agents or contractors, or any Superior Lessor or Superior Mortgagee.

53.  Indemnity by Landlord.Section 14.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

To the maximum extent permitted by law, but subject to the provisions of Subsection 14.5, Landlord indemnifies Tenant and agrees to save it harmless from and against any and all claims, actions, damages, liabilities and expenses (including attorneys' and other professional fees) judgments, settlement payments, and fines paid, incurred or suffered by any of them in connection with loss of life or personal injury, or damage to property suffered by third parties arising from or out of the use of any portion of the Common Areas by Landlord, excepting, however, any such loss or damage occasioned by Tenant’s negligence or willful misconduct.

54.  Limitation on Landlord’s Liability for Loss, Damage and Injury.Section 14.4 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Subject to the provisions of this Lease and to the maximum extent permitted by law, Tenant shall occupy and use the Premises, the Building and the Common Areas at Tenant's own risk. All property of Tenant shall be and remain at the sole risk of Tenant. Tenant hereby expressly agrees that Landlord and its agents, servants and employees shall not be liable or responsible for any damage or injury to the property of Tenant directly or indirectly caused by any source, circumstance or cause whatsoever. The foregoing waiver and release is intended by Landlord and Tenant to be absolute and unconditional, and without exception, and to supersede any specific repair obligation imposed by Landlord hereunder; provided that such waiver and release shall not apply to the omission, fault, negligence, or other misconduct of Landlord except to the extent such omission, fault, negligence or other misconduct is waived by Tenant after the occurrence or is waived pursuant to Tenant's policies of fire insurance with standard broad form coverage indorsements, which waiver Tenant is obligated to obtain and shall be liable for failure to obtain. No representation, guaranty, assurance or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or damage to, or loss (by theft or otherwise) of any of Tenant's Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices or procedures without liability to Tenant.

55.  Tenant’s Insurance.Section 15.1.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

all-risk property and casualty insurance, including theft coverage, written at full replacement cost value and with full replacement cost endorsement covering Tenant’s Personal Property, including Alterations and improvements made to the Premises at Tenant’s sole cost and expense for which Tenant has not been granted any credit or allowance by Landlord (other than the Leasehold Improvements constructed by Landlord as provided in Section 4 of this Lease); and

56.  Landlord’s, Tenant’s Options to Terminate Lease.Sections 16.2.1 and 16.2.2 are deleted in their entireties and the following provisions are substituted:

16.2.1  If the Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance, or if the Building is damaged to the extent of fifty percent (50%) or more of the Rentable Area of the Premises, or if, for reasons beyond Landlord's control or by virtue of the terms of any financing of the Building, sufficient insurance proceeds are not available for the reconstruction or restoration of the Building or Premises, then, in any such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event, or after the insufficiency of such proceeds becomes known to Landlord, whichever is applicable. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Basic Rent and Additional Rent (other than any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder, to the extent such costs have been incurred prior to the date of termination set forth in the notice) shall be adjusted as of the date of such termination.

16.2.2  If, within the 90 day period set forth above, Landlord shall not have made an election to rebuild or to terminate this Lease as provided in the preceding paragraph, then Tenant may elect to terminate this Lease by giving to Landlord notice of such election within thirty (30) days following the expiration of such ninety (90) period. If the Premises have not been fully restored within 180 days following the occurrence of a Casualty then Tenant may elect to terminate this Lease by giving to Landlord notice of such election within thirty (30) days following the expiration of such 180 day period. In either case, if such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Basic Rent and Additional Rent (other than any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder, to the extent such costs have been incurred prior to the date of termination set forth in the notice) shall be adjusted as of the date of such termination.

57.  Signs.Section 17 of the General Terms and Conditions to Lease is amended to provide that notwithstanding anything to the contrary set forth therein, so long as Tenant is in actual occupancy of at least eighty percent (80%) of the Premises under this Lease, Tenant shall be permitted to have and maintain, at Tenant’s sole expense, one (1) lighted sign on the exterior of the side of the Building facing Red Lobster/White Marsh Mall which signage shall be similar in style, location and size to the Comcast sign located on the adjacent building. Such signage shall be subject to Landlord’s approval and signage criteria and, in addition, subject to approval under applicable covenants respecting architectural control within the White Marsh Business Community generally, and all applicable architectural control covenants to which the Center is subject, and further subject to the provisions of applicable zoning and sign ordinances. Except as provided in the preceding sentence, Tenant shall neither erect, maintain or replace any sign within the Premises visible from outside the Building, nor erect or maintain any sign upon the exterior of the Building or anywhere else upon the Center, without first obtaining Landlord's written approval as to the size, design, location, type of composition or material and lighting thereof. Design shall be in accordance with the guidelines established by Landlord from time to time and all applicable laws and regulations. Any such sign shall be inscribed, painted or affixed by Tenant or Tenant’s vendor and the entire cost thereof shall be borne by Tenant. Tenant shall maintain such sign or signs in good condition and repair at all times, and pay any taxes imposed thereon. Further notwithstanding anything to the contrary set forth in such Section, provided Tenant has not exercised any renewal right inuring to Tenant under the terms of this Lease, then Landlord may place upon the Building a FOR RENT sign with respect to the Premises during the six (6) month period preceding the expiration date of the Term.

58.  Right of Entry for Inspection, Exhibition, Repair.Section 18 of the General Terms and Conditions to Lease is amended to provide that notwithstanding anything to the contrary set forth therein, Landlord shall provide Tenant with twenty-four (24) hours notice prior to entry by Landlord into the Premises, except in the event of emergency.

59.  Subordination and Attornment.Section 19 of the General Terms and Conditions to Lease is amended to provide that this Lease shall be superior to the lien of any Superior Mortgage which may now or hereafter encumber or otherwise affect the Center or the Building; provided, however, that Tenant shall subordinate this Lease with respect to mortgages of deeds of trust encumbering the Building and created subsequent to the date of this Lease conditioned upon obtaining, from the mortgagees or beneficiaries with respect thereto, an agreement of subordination, attornment and nondisturbance in the Superior Mortgagee’s usual and customary form (an “SNDA”), subject to the reasonable discussions between the affected parties, in favor of the Tenant such that, if any proceedings are brought for the foreclosure of any portion of the Building of which the Premises are a part, or if the power of sale under a mortgage or deed of trust is exercised or in the event of any other transfer in lieu thereof, then Tenant’s occupancy of the Premises and its rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term so long as Tenant performs and observes all of the terms, covenants and conditions of this Lease to be performed or observed by it and provided that Tenant agrees to attorn to the Superior Mortgagee or purchaser upon any such foreclosure, sale or transfer in lieu thereof (the Superior Mortgagee, any purchaser upon foreclosure, sale or transfer in lieu thereof and any such person or successor or assign being herein collectively referred to as "Successor Landlord") and recognize such Successor Landlord as the Landlord under this Lease and make all payments required hereunder to such Successor Landlord without deduction or set-off except as expressly permitted under this Lease. Landlord shall have no obligation to negotiate the form of any such SNDA if Tenant and any Successor Landlord disagree with respect to the form or content of a proposed agreement of nondisturbance but shall use best efforts to act as a liaison between Tenant and such Successor Landlord in the negotiation of such SNDA, provided, however, that Landlord shall not assume any further responsibilities or incur any liabilities in connection therewith. Any such SNDA procured shall provide that upon Tenant’s attornment to any Successor Landlord, this Lease shall continue in full force and effect as a direct lease between such Successor Landlord upon all of the then executory terms of this Lease and Tenant’s rights hereunder shall not be materially affected except that such Successor Landlord shall not be: (i) liable for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform any Leasehold Improvements other than those described on Exhibit B or other work with respect to the Premises; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's Rent, unless such modification or prepayment shall have been approved in writing by the Successor Landlord through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (v) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (vi) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

60.  No Current Mortgages Affecting Building.Landlord represents that as of the date of this Lease, there are no mortgages or deeds of trust encumbering the Building.

61.  Modifications to Lease; Rights of Superior Mortgagee, Superior Lessor.Section 20 of the General Terms and Conditions to Lease is deleted in its entirety.

62.  Events of Default Defined.Section 21.1.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

The failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed, for a period of fifteen (15) days following Notice; unless the nature of the failure is such that (a) it cannot be cured within the fifteen (15) day period, (b) Tenant insti-tutes corrective action within the fifteen (15) day period, and (c) Tenant diligently pursues such action until the failure is remedied, and, in any event, completes the cure within a period of an additional thirty (30) days;

63.  Events of Default Defined.Section 21.1.6 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

The abandonment of the Premises by Tenant at any time during the term of this Lease, or the suspension of business by Tenant at the Premises for more than fifteen (15) consecutive days (for purposes hereof, Tenant shall be deemed to have abandoned the Premises if Tenant has ceased to operate its business from the Premises, has removed or indicated the intent to remove Tenant’s Personal Property from the Premises and fails or has failed to maintain the Premises as otherwise provided in this Lease);

64.  Landlord’s Remedies for Default.Section 21.2 of the General Terms and Conditions to Lease is amended to provide that notwithstanding anything to the contrary set forth therein, Landlord waives any right of distraint and any statutory lien it may have on any of Tenant’s Personal Property located at the Premises.

65.  Landlord’s Remedies for Default.Section 21.2.2 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Landlord may re-enter the Premises, with legal process and using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, and without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions and, upon such reentry, Landlord may remove any and all of Tenant's property at the Premises;

66.  Damages.Section 21.4 of the General Terms and Conditions to Lease is amended to provide that notwithstanding anything to the contrary set forth therein or elsewhere in the Lease, neither Landlord nor Tenant shall be liable to the other for any punitive damages.

67.  Rent During Holdover.The references to “double the Basic Rent” set forth in Section 21.5 of the General Terms and Conditions to Lease are deleted and in lieu thereof substituted with “one hundred fifty percent (150%) of the Basic Rent.”

68.  No Implied Waiver of Landlord's Rights. Section 21.6 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

The failure of Landlord or Tenant to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease, or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing such party’s right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one default or right shall not constitute waiver of any other default. The receipt of any Rent by Landlord from Tenant or any assignee or subtenant of Tenant, whether the same be Rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of Landlord's right to enforce the payment of the Rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid Landlord's right at any time thereafter to elect to terminate this Lease, on account of such assignment, sub-letting, transferring of this Lease or any other breach of any covenant or condition herein contained, unless evidenced by Landlord's written waiver thereof. The acceptance of Rent or any other consideration by Landlord at any time shall not be deemed an accord and satisfaction, and Landlord shall have absolute discretion to apply same against any sum for any period or reason due hereunder without the same constituting a release of any other sums remaining due and unpaid.

69.  The Landlord.Section 22.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

As used herein, the term "Landlord" means the Landlord originally so named as well as its successors and assigns, and any other subsequent owner of the leasehold estate or reversion in the Center, as well as the heirs, personal representatives, successors and assigns of any such subsequent owner, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had if he had originally signed this Lease as Landlord, but any such person, whether or not named herein, shall have no liability hereunder after he shall cease to hold the title to or a leasehold interest in the said real estate, except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord, whether disclosed or undisclosed, shall have any personal liability with respect to this Lease, the Premises and the Center. After Tenant has accepted and taken occupancy of the Premises, Tenant shall look only to Landlord's estate and property in the Center (the proceeds thereof, or any insurance or condemnation proceeds to which Tenant otherwise is entitled under the terms of this Lease, subject to, however, the rights of any Superior Mortgagee or Superior Lessor) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

70.  The Tenant.Section 22.2.1 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

As used herein, the term "Tenant" means the Tenant named in this Lease as well as its heirs, personal representatives, successors and assigns, each of which shall be under the same obligations, liabilities, and disabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or removed, unless the assignment to such assignee shall have been consented to in writing by the Landlord, as aforesaid, or such assignee is otherwise permitted pursuant to Section 7.3 hereof. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such Assignee shall upon demand execute and deliver unto Landlord an instrument confirming such assumption.

71.  Tenant’s Certificate.Section 22.3 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Tenant agrees at any time, and from time to time, within ten (10) business days after Landlord's written request, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying or stating: (i) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (ii) that the Premises have been completed by Landlord in accordance with Section 4 hereof (or if not so completed, stating the respects in which not completed); (iii) that Tenant has accepted possession of the Premises, the date upon which the Term has commenced and the date of the expiration of the Term of this Lease; (iv) the dates to which Rent and other charges have been paid in advance, if any; (v) whether or not, to the best knowledge of Tenant, Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which Tenant may have knowledge; (vi) as to any other matters regarding the status of the Lease as may be reasonably so requested; and (vii) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgagee, assignee or lessee of Landlord's interest in this Lease, in the Center, or any portion or part thereof.

72.  Consent to Requests. Section 22.4 of the General Terms and Conditions to Lease is deleted in its entirety.

73.  Relocation.Section 22.5 of the General Terms and Conditions to Lease is deleted in its entirety.

74.  Brokerage.Section 22.7 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Landlord and Tenant warrant each to the other that it has had no dealings with any broker or agent in connection with this Lease other than the Named Broker and Nottingham Management Company, whose commissions Landlord covenants and agrees to pay in the amount agreed between Landlord and such broker or brokers. Each of the parties hereto covenants to pay, hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions or charges claimed by any broker other than those stated above or any other agent with respect to this Lease or the negotiation thereof.

75.  Definitions; Notice.The definitional term for Notice in Section 23 of the General Terms and Conditions to Lease is deleted in its entirety and the following provision is substituted:

Any notice required or permitted to be given hereunder. All Notices shall be in writing and shall be conclusively presumed to have been received (a) if sent by United States mail, if delivery is by postage paid registered or certified mail, then when delivered (or when delivery is refused, as indicated on the receipt), or (b) if sent by FEDEX or other nationally recognized overnight courier service, receipt requested, then the next business day after being sent provided verification of actual delivery on such next business day is made by such courier service. Any notice in any other manner shall be deemed given when actually received or refused. Any notice given by telecopier shall be promptly sent by first class mail, postage prepaid, as well. All notices to be sent to the Tenant shall be sent care of the Tenant's Notice Address with a copy to any other person designated in writing by Tenant to Landlord. Notices to Landlord shall be delivered or addressed to Landlord's Notice Address, with a copy to any other persons designated by Landlord. Either party may, at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices to it shall be delivered or sent.

76.  Definitions; Operating Costs.The definitional term for Operating Costs in Section 23 of the General Terms and Conditions to Lease is amended as follows:

Notwithstanding anything to the contrary set forth herein, the term "Operating Costs" shall not include costs or expenses or depreciation or amortization for capital repairs and capital replacements required to be made by Landlord pursuant to Subsection 9.5.1; debt service under any Superior Mortgage, or ground rent payments under any Superior Lease; leasing commissions; expenditures for which Landlord is reimbursed by any insurance carrier, or from any other source; or cost of repairs or replacements incurred by reason of Casualty or condemnation.

The following shall also be excluded from Operating Costs: (a) salaries or benefits for Landlord's executives and employees above the grade of property manager, and, for any employee who does not devote all of his time to the Building, the proportion of such employee's salary or benefits related to work not performed at the Building; (b) to the extent such costs constitute capital costs under generally accepted accounting principles, the cost of replacement of HVAC, mechanical, security, electrical, plumbing systems, or of any substantial component or part of such systems beyond the scope of routine maintenance and repair; resurfacing of the parking area or of the Building driveways or any other cost which is capital in nature, provided if Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Costs, then the costs of such capital equipment or capital expenditure may be included in Operating Costs if amortized over the useful life of the item on straight-line basis, but only to the extent of the reduction in each escalation year or expenses which would otherwise be included in Operating Costs, until the savings or reductions in Operating Costs equal Landlord's costs for such capital expenditure. If Landlord shall lease any items of capital equipment which results in savings or reductions in Operating Costs for the escalation year in which they were incurred, but only to the extent of the reduction in each escalation year of expenses which would otherwise be included in Operating Costs; (c) expenditures for which Landlord is reimbursed by any insurance carrier, or from any other source; (d) cost of repairs or replacements incurred by reason of fire or other Casualty or condemnation; (e) advertising and promotional expenditures; (f) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such Tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense; (g) depreciation, except as provided above; (h) bad debt loss, rent loss or reserves for either of them; (i) the cost of electricity furnished to any particular tenant and paid for by such tenant; (j) debt service under any Superior Mortgage, or ground rent payments under any Superior Lease, including points, commitment fees, broker's fees, legal fees and mortgage interest and amortization payments; (k) costs incurred in connection with the construction and initial development of the Building; (l) costs, expenses or expenditures relating to the duties, liabilities or obligations of other tenants in the Building; (m) any costs incurred by Landlord arising out of its failure to perform or breach of any of its covenants, agreements, representations, warranties, guarantees or indemnities made for the benefit of Tenant under this Lease; (n) Fees and Costs, space planner's fees, broker's commissions and other costs incurred by Landlord in connection with leasing space and negotiating leases with tenants of the Building, or legal fees in connection with disputes between Landlord and any tenant of the Building or between Landlord and any mortgagee; (o) lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased; and any late fees, penalties, interest charges or similar fees incurred by Landlord; (p) costs of improving, altering, constructing or redecorating any space leased to tenants of the Building; (q) any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (r) costs incurred by Landlord to remedy any defects in the design of or materials used in, or the defective installation of the structural steel framing, roof, foundation and underground utility lines forming a part of or servicing the Building; (s) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including, without limitation, accounting and legal expenses, costs of selling, syndicating, financing, mortgaging or hypothecating Landlord's interest in the Building, costs of any disputes between Landlord and its employees, building managers or other tenants; or (t) Hazardous Materials remediation costs for which Landlord is responsible under this Lease.

77.  Definitions; Tenant’s Personal Property.The definitional term for Tenant’s Personal Property in Section 23 of the General Terms and Conditions to Lease is deleted in its entirety and the following definition is substituted:

All equipment, machinery, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant and is removable without damage to the Premises or the Building. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any Leasehold Improvements or Alterations, whether or not any of the same were installed at Tenant's expense.

78.  Tenant’s Proportionate Share.The definitional term for Tenant’s Proportionate Share in Section 23 of the General Terms and Conditions to Lease is deleted in its entirety and the following definition is substituted:

A fraction, expressed as a percentage, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Building. As of the date hereof, Tenant’s Proportionate Share is 50.03%, subject to final measurement in accordance with Section 1 of the General Terms and Conditions to Lease.

79.  Exhibit C; Rules & Regulations to Lease.Paragraph 7 of Exhibit C, Rules & Regulations to Lease is amended to provide that any approval of Landlord required therein shall not be unreasonably withheld.

80.  Exhibit C; Rules & Regulations to Lease.Paragraph 8 of Exhibit C, Rules & Regulations to Lease is amended to provide that such rules and regulations shall be subject to Tenant’s signage rights pursuant to Section 17 of the General Terms and Conditions to Lease, as amended herein.

81.  Exhibit C; Rules & Regulations to Lease.Paragraph 10 of Exhibit C, Rules & Regulations to Lease is deleted in its entirety and the following paragraph is substituted:

No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Without limiting any rights specifically granted to Tenant in the Lease, nothing shall be done or permitted by any tenant which would impair or interfere with the use or enjoyment by any other tenant or any other space in the Building.

82.  Exhibit C; Rules & Regulations to Lease.Paragraph 11 of Exhibit C, Rules and Regulations to Lease is deleted in its entirety and the following paragraph is substituted:

Nothing shall be done or permitted in the tenant's premises, and nothing shall be brought into, or kept in or about the premises, which would impair or interfere with any of the HVAC, plumbing, electrical, structural components of the Building or the services of the Building or the proper and economic heating, cleaning or other services of the Building or the premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No tenant, nor the employees, agents, licensees or invitees of any tenant, shall at any time bring or keep upon the premises any flammable, combustible or explosive fluid, chemical or substance, except in compliance with Applicable Law and as otherwise provided in Section 6.4 of the Lease. Notwithstanding the foregoing, with Landlord’s prior written consent, Tenant shall be permitted to install a supplemental HVAC unit in the Premises provided such installation is otherwise in accordance with Section 9.4 of the Lease.

83.  Exhibit C; Rules & Regulations to Lease.Paragraph 13 of Exhibit C, Rules and Regulations to Lease, is deleted in its entirety and the following paragraph is substituted:

All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place only during such hours and in such elevators as Landlord may from time to time determine, which may involve overtime work for Landlord's employees. Tenant shall reimburse Landlord for extra costs incurred by Landlord including reserving the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Subject to Section 14 of the General Terms and Conditions to Lease, Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of these Rules and Regulations.

84.  Exhibit C; Rules & Regulations to Lease.Paragraph 15 of Exhibit C, Rules and Regulations to Lease, is deleted in its entirety and the following paragraph is substituted:

Subject to Tenant’s signage rights pursuant to Section 17 of the General Terms and Conditions to Lease, as amended herein, Landlord shall have the right to prohibit any advertising on or in the Building or identifying sign for or by any tenant which, in the judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the Building as a building for offices, and upon written notice from Landlord such tenant shall refrain from and discontinue such advertising or identifying sign.

85.  Exhibit C; Rules & Regulations to Lease.Paragraph 21 of Exhibit C, Rules & Regulations to Lease is deleted in its entirety and the following paragraph is substituted:

No tenant shall cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in a tenant's premises except for the personal consumption of tenant’s employees and as is expressly permitted in the Lease of which these Rules and Regulations are a part, or otherwise consented to in writing by the Landlord.

86.  Exhibit C; Rules & Regulations to Lease.Paragraph 23 of Exhibit C, Rules & Regulations to Lease is deleted in its entirety.

87.  Exhibit C; Rules & Regulations to Lease.Paragraph 25 of Exhibit C, Rules & Regulations to Lease is amended to provide that (i) Landlord’s consent shall not be unreasonably withheld, conditioned or delayed and (ii) Landlord’s prior written consent shall not be required in connection with the installation of a vending machine provided that such installation solely involves hook-up to an existing wall socket and such vending machine will be located within the Premises.

88.  Exhibit C; Rules & Regulations to Lease.Paragraph 28 of Exhibit C, Rules & Regulations to Lease is deleted in its entirety and the following provision is substituted:

To the extent that janitorial services are provided by Landlord, Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning its premises, without prior written consent of Landlord, which consent shall not be unreasonably withheld. Subject to Section 14 of the General Terms and Conditions to Lease, Landlord shall not be responsible to any tenant for any loss of property from its premises however occurring, or for any damage done to the effects of any tenant by such janitors or any of its employees, or by any other person or any other cause. Any janitor's service furnished by Landlord does not include the beating or cleaning of carpets or rugs.

89.  Exhibit C; Rules & Regulations to Lease.Paragraph 29 of Exhibit C, Rules & Regulations to Lease is deleted in its entirety and the following provision is substituted:

Landlord hereby reserves to itself any and all rights not granted to tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building: (i) the exclusive right to use of the name of the Building for all purposes, except that a tenant may use the name as its business address and for no other purposes; (ii) the right to change the name or address of the Building, without incurring any liability to any tenant for so doing (provided however that Landlord shall replace Tenant’s existing stocks of pre-printed stationery; (iii) the right to install and maintain a sign or signs on the exterior of the Building, subject to any signage rights of Tenant pursuant to Section 17 of the General Terms and Conditions to Lease; (iv) the exclusive right to use or dispose of the use of the roof of the Building; (v) the right to limit the space on the directory of the Building to be allotted to a tenant; and (vi) the right to grant anyone the right to conduct any particular business or undertaking in the Building provided such business or undertaking is consistent with a first class office building..

90.  Exhibit C; Rules & Regulations to Lease.Paragraph 35 of Exhibit C, Rules & Regulations to Lease is amended to provide that Landlord shall enforce the rules and regulations in a uniform, fair and non-discriminatory manner.

91.  Right of First Offer with Respect to Additional Leasehold Space.

91.1.  During the Term of this Lease (the "Offer Period"), Tenant shall have a right of first offer (the "Right of First Offer") to lease additional space in the Building that becomes available (the "Offer Space"), such that if, during the Offer Period, the Offer Space has or will "become available" for leasing by the Landlord, then Landlord shall not lease the Offer Space to any other party unless the Offer Space has first been offered to and rejected (or deemed rejected) by Tenant. For purposes of this Section, Offer

Space shall be deemed to "become available", or to be "Available Offer Space", when (i) the lease or leases respecting the Offer Space, and in effect as of the Commencement Date of this Lease, expires or is otherwise terminated or (ii) when, following the Commencement Date of this Lease, Landlord otherwise determines to actively market such Offer Space for lease. Offer Space shall not be deemed to "become available", or to be deemed "Available Offer Space" if, during the Offer Term, such space is (i) assigned or subleased by the then-current tenant of the space; or (ii) re-let by the then-current tenant of the space by renewal, extension, or renegotiation. Such Right of First Offer shall be subordinate to any similar prior right held by other tenants of the Building under any leases pre-dating this Lease.

91.2.  Consistent with the preceding Section, Landlord shall not lease any Available Offer Space to another party unless and until Landlord has first offered the Available Offer Space to Tenant by written notice (the "First Offer Leasing Notice"). The First Offer Leasing Notice shall contain the following: (i) a description of the square footage and location of the Available Offer Space; (ii) the date on which the Landlord expects and proposes that the Available Offer Space be delivered to Tenant for incorporation into the Lease (the "Offer Space Commencement Date"); (iii) the proposed increase in Rent and Tenant's Proportionate Share. Tenant shall have fifteen (15) business days following the date of Landlord's First Offer Leasing Notice within which to accept or reject the terms contained therein; and Tenant shall be deemed to have rejected the same unless within such fifteen (15) day period Tenant shall have delivered to Landlord Tenant's unconditional written acceptance of the terms thereof, which notice shall be accompanied by the financial information referred to below.

91.3.  All of the following conditions must apply both at the time Tenant exercises the Right of First Offer as well as at the Offer Space Commencement Date: (i) the Lease must be in full force and effect and Tenant must be in possession of the Premises and paying Rent hereunder; (ii) no Event of Default shall exist; and (iii) Tenant's then-current financial condition, as revealed by its most recent financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements), must demonstrate that (A) Tenant's net worth is at least equal to its net worth at the time this Lease was signed or (B) that Tenant otherwise satisfies Landlord's then-current standards for tenant creditworthiness. In addition, if any guaranty is then in effect with respect to the Tenant's Lease obligations then, at the Offer Space Commencement Date, Tenant shall deliver to Landlord an original, signed and notarized reaffirmation of each guarantor's personal guaranty, in form and substance generally acceptable to Landlord.

91.4.  If Tenant rejects or is deemed to have rejected the terms of Landlord's First Offer Leasing Notice then Tenant's Right of First Offer shall thereafter irrevocably lapse and terminate as to the Offer Space described in such notice, and Landlord shall thereafter be free to lease the Offer Space therein described to any third-party at any time without regard to the restrictions in this Section and on whatever terms and conditions Landlord may decide in its sole discretion, provided however, that if such Offer Space is leased to a third-party and thereafter following the expiration or termination of such lease, such Offer Space, or portion thereof, becomes “available” (as defined herein), then Tenant may thereafter exercise the Right of First Offer with respect to such space or portion thereof in accordance with this Section 84.

91.5.  If Tenant delivers to Landlord a timely notice of acceptance of the terms contained in Landlord's First Offer Notice, together with Tenant's financial statements as provided above, and Landlord determines that all of the other conditions described above are satisfied, then, as of the Offer Space Commencement Date, the Available Offer Space described in Landlord's First Offer Notice shall be deemed added to the Premises and subject to the terms and conditions in the Lease, with the exception of those Lease modifications hereinafter set forth or otherwise as mutually agreed to by Landlord and Tenant in good faith. Within fifteen (15) business days following Landlord's receipt of Tenant's notice of acceptance Landlord shall present to Tenant, and Tenant shall execute and re-deliver to Landlord, an amendment to Lease defining the Available Offer Space to be added to the leased Premises, the Offer Space Commencement Date, the changes in Rent and Tenant's Proportionate Share, and other relevant matters.

91.6.  The Available Offer Space subject to such amendment shall be leased to Tenant for a rental rate equal to the then-current per-square foot shell rental rate for comparable space in the Building as determined by Landlord, in its reasonable discretion, including relevant tenant concessions.

91.7.  Any improvement costs shall be separately negotiated by the parties after Landlord's receipt of Tenant's notice of acceptance of the terms of Landlord's First Offer Leasing Notice. The Available Offer Space as accepted by Tenant shall be delivered to Tenant on the Offer Space Commencement Date in clean condition, free of tenants or other occupants, and in its then "as is" condition, except as otherwise agreed by Landlord and Tenant.

91.8.  The failure of Tenant to take action in any manner or time periods set forth above or the commission by Tenant of an Event of Default beyond any applicable cure period under the Lease at any time during which Tenant has elected to exercise this Right of First Offer shall render this Right null and void and of no further force or effect with respect to the Available Offer Space subject to this Right at such time, provided however, the commission by Tenant of more than two (2) Events of Default during any consecutive twelve (12) month period during the Term shall render this Right null and void and of no further force and effect. This Right of First Offer is personal to the Tenant and, unless Landlord shall otherwise specifically agree in writing, shall automatically lapse and terminate upon the occurrence of an assignment of the Tenant's interest in the Lease or a sublet of all or part of Premises, except in the event of (i) a Transfer pursuant to Section 7 of the Lease for which Landlord has granted consent and which Transfer consists of an assignment of the entirety of the Premises for the remainder of the Term or (ii) a Transfer pursuant to Section 7.3 of the Lease.

92.  Renewal Option.Provided Tenant is not in default of any of its obligations under the Lease and is in possession of the Premises, Tenant shall be entitled to renew the Lease for one (1) additional term of five (5) years, commencing immediately following the expiration of the Term, on the same terms and conditions of the Lease, with the following conditions:

92.1.  Tenant will give written notification to Landlord not later than nine (9) full calendar months prior to the scheduled termination date of the Term of its intention to elect to renew the Lease.

92.2.  For the first Lease Year of the renewal Term, the Basic Rent shall be increased, and the amount of such increase shall equal five percent (5%) of the amount of Basic Rent paid on an annual basis during the immediately preceding Lease Year. Thereafter, for each successive Lease Year of the renewal term, the Basic Rent shall be increased, and the amount of the increase in each Lease Year shall equal three percent (3.00%) of the amount of Basic Rent paid on an annual basis during the immediately preceding Lease Year. Consecutive monthly installments of Basic Rent shall be increased accordingly.

92.3.  If Tenant elects to lease the Premises for the renewal term above set forth pursuant to the renewal right granted in this Section then Tenant shall execute a Lease Amendment extending the Term and confirming the new Basic Rent within ten (10) days of receipt of an instrument of amendment from Landlord.

92.4.  Time shall be of the essence with respect to each of the provisions of this Section; if Tenant fails or refuses to provide notices or to take action as provided in this Section within the times herein set forth then the renewal right and option herein granted shall lapse and terminate.

92.5.  No additional rights or options to renew shall be deemed to be granted.

92.6.  The right and option set forth in this Section is personal to the party originally named as Tenant under the Lease and shall lapse and terminate upon any assignment or sublease of the Premises, except in the event of (i) a Transfer pursuant to Section 7 of the Lease for which Landlord has granted consent and which Transfer consists of an assignment of the entirety of the Premises for the remainder of the Term or (ii) a Transfer pursuant to Section 7.3 of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Rider to Office Lease Agreement, or have caused the same to be executed on their respective behalves by their duly authorized representatives, the date and year first above written.

WITNESS:	LANDLORD: CORPORATE PLACE I BUSINESS TRUST, a Maryland business trust, by COMMERCIAL PROPERTY INVESTORS TRUST COMPANY, LLC, a Maryland limited liability company
/s/ (illegible)	By: /s/Roger A. Waesche, Jr. (seal) Roger A. Waesche, Jr., Executive Vice President
TENANT: COSTAR GROUP, INC., a Delaware corporation
/s/ Martha E Sichol	By: /s/ Frank Carchedi (seal) Frank Carchedi Name
C.F.O
Title

{acknowledgements appear on following page}

Acknowledgements

State of Maryland
County of Howard, to wit:

On this 16th day of March, 2007, before me, the undersigned officer, personally appeared Roger A. Waesche, Jr. who acknowledged himself to be the President of Commercial Property Investors Trust, LLC, a Maryland corporation, which is Trustee of Corporate Place I Business Trust, a Maryland business trust, and on behalf of said limited liability company and said trust, did acknowledge that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of such limited liability company as such Trustee by himself as such officer.

IN WITNESS WHEREOF, I hereby unto set my hand and official seal.

_/s/ Samantha Keeton_ ____________(seal)
Notary Public

My Commission expires:

___July 14, 2009_________________

State of Maryland
County of Montgomery, to wit:

On this __9th_____ day of __March_____, 2007, before me, the undersigned officer, personally appeared __Frank Carchedi_ ___who acknowledged himself/herself to be the ___C.F.O_____ of Costar Group, Inc., a Delaware corporation, and on behalf of said corporation did acknowledge that he/she as such officer being authorized so to do executed the foregoing Lease for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

IN WITNESS WHEREOF, I hereby unto set my hand and official seal.

_Lisa Springer ____________________(seal)
Notary Public

My Commission expires:

____January 7, 2009__________________

Exhibit A

Terms of Letter of Credit

The following terms are to be set forth in the Letter of Credit, as items to be complied with by the Beneficiary:

1.	A written statement, signed by an officer of the Beneficiary, duly notarized, as to either or both of two alternatives, as follows:

a.
This Letter of Credit expires prior to [scheduled end of Term]; under the Lease between Applicant, as Tenant, and Beneficiary, as Landlord, dated as of ______________, 2006, Applicant has failed to provide a renewal or replacement of this letter of credit, upon the terms set forth in Section 5.7 of the Lease, as amended, within 60 days prior to the expiration of this letter of credit; Beneficiary has given Applicant 15 days Notice, which the Beneficiary certifies was delivered in accordance with the notice provisions of the Lease, to cure such failure and Applicant has failed to do so within such time; or

b.
Applicant has committed an Event of Default under the Lease; Beneficiary has given Applicant any applicable notice and opportunity to cure such Event of Default required to be given pursuant to Section 21 of the Lease; and such Default or Defaults have remained uncured after such Notice; and accordingly an Event of Default exists under the Lease.

2.	The original of this Letter of Credit.

3.
This Letter of Credit sets forth in full the terms of our undertaking to you. Such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred or related to herein and any such reference shall not be deemed to incorporate herein by reference any such document or instrument.

4.	The original of this Letter of Credit must be presented to us with any drawings hereunder for our endorsement of any payments affected by us.

5.
If cancellation of this Letter of Credit is required before the expiration date stated herein, the original of this Letter of Credit must be returned to us with the Beneficiary's letter requesting cancellation.

Exhibit B

Cleaning Specifications

[CLEANING SPECIFICATIONS INTENTIONALLY OMITTED]